                                                                  Exhibit 4.7

                                                                  EXECUTION COPY

                              LIQUIDITY AGREEMENT,

                            Dated as of June 7, 1995,

                                      among

                       NATIONAL FLEET FUNDING CORPORATION.

                         CERTAIN FINANCIAL INSTITUTIONS,
                            as the Liquidity Lenders

                                       and

                                 CITIBANK, N.A.,
                           as the Liquidity Agent for
                              the Liquidity Lenders

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1.    Definitions ......................................    2
        SECTION 1.2.    Cross-References..................................    2
        SECTION 1.3.     Accounting and Financial Determinations;
                         No Duplication...................................    2



                                   ARTICLE II

                          COMMERCIAL PAPER OPERATIONS

        SECTION 2.1.    Issuance of Commercial Paper Notes................    3
        SECTION 2.2.    Conditions to the Issuance of Commercial
                         Paper Notes......................................    4
        SECTION 2.2.1.  Representations and Warranties....................    4
        SECTION 2.2.2.  No Amortization Event.............................    5
        SECTION 2.2.3.  Available Liquidity Commitment....................    5
        SECTION 2.2.4.  No Borrowing Base Deficiency......................    5
        SECTION 2.2.5.  Borrowing Base Certificate........................    5
        SECTION 2.2.6.  Non-Prepayment of Loans...........................    5
        SECTION 2.3.    Commercial Paper Notes............................    5
        SECTION 2.4.    Commercial Paper Account; Payment of Commercial
                         Paper Notes......................................    6




                                   ARTICLE III

                  LIQUIDITY COMMITMENTS, BORROWING PROCEDURES,
                          LIQUIDITY ADVANCES AND NOTES

        SECTION 3.1.    Liquidity Commitments.............................    6
        SECTION 3.1.1.  Revolving Advance Commitment......................    7
        SECTION 3.1.2.  Refunding Advance Commitment......................    7
        SECTION 3.1.3.  Swing Line Commitment.............................    7
        SECTION 3.1.4.  Use of Proceeds...................................    8
        SECTION 3.2     Liquidity Lenders Not Required to Make Certain
                         Liquidity Advances...............................    8
        SECTION 3.2.1.  Revolving Advances................................    8
        SECTION 3.2.2.  Refunding and Swing Line Advances.................    8
        SECTION 3.2.3.  Failure to Fund...................................    8
        SECTION 3.3.    Termination and Reduction of the Liquidity
                         Commitments......................................    9
        SECTION 3.4.    Increase of the Aggregate Liquidity
                         Commitment.......................................   10
        SECTION 3.5.    Extensions of Scheduled Liquidity Commitment
                         Termination Date.................................   10


        SECTION 3.6.    Borrowing Procedures..............................   10
        SECTION 3.6.1.  Revolving Advances................................   10
        SECTION 3.6.2.  Refunding Advances................................   11
        SECTION 3.6.3.  Swing Line Advances...............................   12
        SECTION 3.6.4.  Commitment Termination Date Liquidity Advances....   13
        SECTION 3.6.5.  Nature of Funding Obligations.....................   13
        SECTION 3.6.6.  Failure to Fund by Lender.........................   14
        SECTION 3.7.    Disbursement of Funds.............................   14
        SECTION 3.8.    Continuation and Conversion Elections.............   15
        SECTION 3.9.    LIBOR Funding.....................................   16
        SECTION 3.10.   Liquidity Advance Notes...........................   16


                                   ARTICLE IV

                REPAYMENTS, PREPAYMENTS, INTEREST AND FEES, ETC.


        SECTION 4.1.    Repayments and Prepayments........................   17
        SECTION 4.1.1.  Voluntary Prepayments.............................   17
        SECTION 4.1.2.  Mandatory Prepayments.............................   17
        SECTION 4.2.    Interest Provisions...............................   18
        SECTION 4.2.1.  Rates.............................................   18
        SECTION 4.2.2.  Post Default Rates................................   19
        SECTION 4.3.    Payments of Interest..............................   20
        SECTION 4.4.    Computation Basis.................................   20
        SECTION 4.5.    Fee...............................................   20


                                    ARTICLE V

                       CERTAIN LIBOR AND OTHER PROVISIONS

        SECTION 5.1.    LIBOR Lending Unlawful............................   21
        SECTION 5.2.    Deposits Unavailable..............................   21
        SECTION 5.3.    Increased Costs, etc..............................   22
        SECTION 5.4.    Funding Losses....................................   22
        SECTION 5.5.    Increased Capital Costs...........................   23
        SECTION 5.6.    Taxes.............................................   24
        SECTION 5.7.    Payments, Computations, etc.......................   25
        SECTION 5.8.    Sharing of Payments...............................   26
        SECTION 5.9.    Replacement of Liquidity Lenders..................   27
        SECTION 5.10.   Order and Priority................................   28



                                   ARTICLE VI

                              CONDITIONS PRECEDENT

        SECTION 6.1.    Conditions to Effectiveness.......................   28
        SECTION 6.1.1.  Organic Documents, Resolutions....................   28
        SECTION 6.1.2.  Liquidity Agreement...............................   29
        SECTION 6.1.3.  Liquidity Advance Notes...........................   29
        SECTION 6.1.4.  Master Collateral Agency Agreement; Collateral
                         Sharing Agreement and Collateral Agreement.......   29


        SECTION 6.1.5.  Loan Agreement....................................   30
        SECTION 6.1.6.  Letter of Credit Agreements.......................   30
        SECTION 6.1.7.  Depositary Agreement..............................   30
        SECTION 6.1.8.  Dealer Agreement; Placement Agency Agreement......   31
        SECTION 6.1.9.  Closing Date Certificate..........................   31
        SECTION 6.1.10. Accounts..........................................   31
        SECTION 6.1.11. Rating Letters....................................   31
        SECTION 6.1.12. Vehicles, Repurchase Programs, etc................   31
        SECTION 6.1.13. Assignments.......................................   32
        SECTION 6.1.14. Board of Directors................................   32
        SECTION 6.1.15. Solvency Certificates.............................   32
        SECTION 6.1.16. Closing Fees and Expenses.........................   32
        SECTION 6.1.17. Certified Copy of Repurchase Program..............   32
        SECTION 6.1.18. Opinions..........................................   32
        SECTION 6.1.19. Notation of Liens.................................   32
        SECTION 6.1.20. Offering Materials................................   33
        SECTION 6.1.21. Satisfactory Legal Form...........................   33
        SECTION 6.1.22. Credit Rating of Initial Liquidity Lenders........   33
        SECTION 6.1.23. Vehicle Title Nominee Agreement; GM Guaranty......   33
        SECTION 6.1.24. Assignment of GMAC Lien; Filing of UCC
                         Termination Statements...........................   33
        SECTION 6.2.    Conditions to the Making of Each Revolving
                         Advance..........................................   34
        SECTION 6.2.1.  Representations and Warranties....................   34
        SECTION 6.2.2.  No Amortization Event; Loan Event of Default......   34
        SECTION 6.2.3.  No Borrowing Base Deficiency......................   34
        SECTION 6.2.4.  Availability......................................   34
        SECTION 6.2.5.  Attachments.......................................   35
        SECTION 6.2.6.  Receipt of Monthly Report.........................   35
        SECTION 6.2.7.  Borrowing Request.................................   35
        SECTION 6.2.8.  Borrowing Base Certificate........................   35
        SECTION 6.3.    Conditions Precedent to the Making of
                         Each Refunding Advance...........................   35
        SECTION 6.3.1.  No Bankruptcy.....................................   35
        SECTION 6.3.2.  Availability......................................   36
        SECTION 6.3.3.  No Borrowing Base Deficiency......................   36
        SECTION 6.3.4.  Borrowing Request.................................   36
        SECTION 6.3.5.  Borrowing Base Certificate........................   36


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

        SECTION 7.1.    Existence and Power...............................   36
        SECTION 7.2.    Authorization.....................................   37
        SECTION 7.3.    Binding Effect....................................   37
        SECTION 7.4.    Financial Information; Financial Condition........   37
        SECTION 7.5.    Litigation........................................   37
        SECTION 7.6.    No ERISA Plan.....................................   38
        SECTION 7.7.    Tax Filings and Expenses..........................   38
        SECTION 7.8.    Disclosure........................................   38



        SECTION 7.9.    Investment Company Act; Securities Act............   38
        SECTION 7.10.   Margin Regulations................................   38
        SECTION 7.11.   No Consent........................................   38
        SECTION 7.12.   No Violation of Laws, etc.........................   39
        SECTION 7.13.   Ownership; Subsidiaries...........................   39
        SECTION 7.14.   Solvency..........................................   39
        SECTION 7.15.   No Security Interest..............................   39
        SECTION 7.16.   Repurchase Programs...............................   40
        SECTION 7.17.   Other Representations.............................   40



                                  ARTICLE VIII

                                   COVENANTS

        SECTION 8.1.    Affirmative Covenants.............................   40
        SECTION 8.1.1.  Information.......................................   40
        SECTION 8.1.2.  Compliance with Covenants.........................   42
        SECTION 8.1.3.  Payment of Obligations............................   42
        SECTION 8.1.4.  [Reserved]........................................   42
        SECTION 8.1.5.  Maintenance of Existence..........................   42
        SECTION 8.1.6.  Compliance with Laws..............................   42
        SECTION 8.1.7.  Inspection of Property, Books and Records.........   42
        SECTION 8.1.8.  Absence of Certain Actions........................   42
        SECTION 8.1.9.  Notice of Default.................................   43
        SECTION 8.1.10. Notice of Material Proceedings....................   43
        SECTION 8.1.11. Further Requests..................................   43
        SECTION 8.1.12. [Reserved]........................................   43
        SECTION 8.1.13. Further Assurances................................   43
        SECTION 8.1.14. Repurchase Programs...............................   43
        SECTION 8.1.15. Use of Proceeds of Commercial Paper Notes.........   44
        SECTION 8.1.16. Vehicles..........................................   44
        SECTION 8.2.    Negative Covenants................................   44
        SECTION 8.2.1.  Liens.............................................   44
        SECTION 8.2.2.  Other Indebtedness................................   44
        SECTION 8.2.3.  Consolidations and Mergers........................   45
        SECTION 8.2.4.  Sales of Assets...................................   45
        SECTION 8.2.5.  Acquisition of Assets.............................   45
        SECTION 8.2.6.  Dividends, Officers' Compensation, etc............   45
        SECTION 8.2.7.  Name; Chief Executive Office......................   45
        SECTION 8.2.8.  Organic Documents.................................   45
        SECTION 8.2.9.  Investments.......................................   45
        SECTION 8.2.10. No Other Agreements; Amendments to Related
                         Documents........................................   45
        SECTION 8.2.11. Other Business....................................   46
        SECTION 8.2.12. Maintenance of Separate Existence.................   46
        SECTION 8.2.13. Offering Document.................................   47


                                   ARTICLE IX

                              AMORTIZATION EVENTS


        SECTION 9.1.    Amortization Event................................   48
        SECTION 9.1.1.  Non-Payment of Obligations........................   48
        SECTION 9.1.2.  Breach of Warranty................................   48
        SECTION 9.1.3.  Non-Performance of Other Covenants and
                         Obligations......................................   48
        SECTION 9.1.4.  Non-Performance of Other Covenants and
                         Obligations......................................   49
        SECTION 9.1.5.  [Reserved]........................................   49
        SECTION 9.1.6.  Judgments........................................   49
        SECTION 9.1.7.  Bankruptcy, Insolvency, etc.......................   49
        SECTION 9.1.8.  Letters of Credit.................................   49
        SECTION 9.1.9.  Insolvency of Fronting Credit Enhancers...........   49
        SECTION 9.1.10. Independent Directors.............................   50
        SECTION 9.1.11. Enforceability of or Default under Related
                         Documents........................................   50
        SECTION 9.1.12. Investment Company................................   50
        SECTION 9.1.13. Termination of Loan Commitment....................   50
        SECTION 9.1.14. Program Downgrade.................................   50
        SECTION 9.1.15. Termination of Liquidity Commitments or
                         Reduction of Aggregate Liquidity Commitment......   50
        SECTION 9.2.    Action if Amortization Event......................   50
        SECTION 9.3.    Limited Amortization Events .........................51
        SECTION 9.3.1.  Ineligibility of Manufacturer or
                         Repurchase Program...............................   52
        SECTION 9.3.2.  Termination of Liquidity Commitment...............   52
        SECTION 9.3.3.  Rating Downgrade of Liquidity Lender..............   52
        SECTION 9.4.    Action Upon Limited Amortization Event............   52



                                   ARTICLE X

                              THE LIQUIDITY AGENT

        SECTION 10.1.   Actions...........................................   53
        SECTION 10.2.   Collateral Agreement..............................   54
        SECTION 10.3.   Exculpation.......................................   54
        SECTION 10.4.   Successor.........................................   55
        SECTION 10.5.   Liquidity Advances by Citibank....................   55
        SECTION 10.6.   Credit Decisions..................................   56
        SECTION 10.7.   Copies, etc.......................................   56



                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        SECTION 11.1.   Waivers, Amendments, etc..........................   56
        SECTION 11.2.   Notices...........................................   58
        SECTION 11.3.   Payment of Costs and Expenses.....................   59
        SECTION 11.4.   Indemnification...................................   60
        SECTION 11.5.   Survival..........................................   61
        SECTION 11.6.   Severability......................................   61
        SECTION 11.7.   Headings..........................................   61


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


        SECTION 11.8.    Execution in Counterparts........................   61
        SECTION 11.9.    Governing Law; Entire Agreement..................   61
        SECTION 11.10.   Successors and Assigns...........................   61
        SECTION 11.11.   Sale and Transfer of Liquidity Advances
                          and Notes; Participations in Loans and Notes....   62
        SECTION 11.11.1.  Assignments.....................................   62
        SECTION 11.11.2.  Participations..................................   64
        SECTION 11.12.   Other Transactions...............................   65
        SECTION 11.13.   Bankruptcy Petition Against NFC..................   65
        SECTION 11.14.   Limited Recourse to NFC; No Recourse.............   66
        SECTION 11.15.   Survival of Representations and Warranties.......   66
        SECTION 11.16.   Confidentiality..................................   66
        SECTION 11.17.   Jurisdiction; Consent to Service of Process......   67
        SECTION 11.18.   Waiver of Jury Trial.............................   68
        SECTION 11.19.   Waiver of Set-Off................................   68


EXHIBITS



EXHIBIT A      -                   Form of Revolving Liquidity Advance Note
EXHIBIT B      -                   Form of Refunding Liquidity Advance Note
EXHIBIT C      -                   Form of Borrowing Request
EXHIBIT D      -                   Form of Continuation/Conversion Notice
EXHIBIT E      -                   [Reserved]
EXHIBIT F      -                   Form of Liquidity Lender Assignment
                                   Agreement
EXHIBIT G      -                   Form of Closing Date Certificate
EXHIBIT H      -                   Form of Loan Agreement
EXHIBIT I-1    -                   [Reserved]
EXHIBIT I-2    -                   Form of A Support Letter of Credit
                                     Agreement
EXHIBIT I-3    -                   Form of A Support Reimbursement Agreement
EXHIBIT I-4    -                   Form of B Letter of Credit Reimbursement
                                     Agreement
EXHIBIT I-5    -                   Form of B Support Letter of Credit
                                     Reimbursement Agreement
EXHIBIT J      -                   Form of Collateral Agreement
EXHIBIT K      -                   Form of Depositary Agreement
EXHIBIT L      -                   Form of Dealer Agreement
EXHIBIT M      -                   Form of Liquidity Commitment Agreement
EXHIBIT N      -                   Form of Placement Agency Agreement

ANNEXES

ANNEX A        -                   Definitions
ANNEX B        -                   Disclosure Materials


                               LIQUIDITY AGREEMENT

              THIS LIQUIDITY AGREEMENT, dated as of June 7, 1995 (as amended, supplemented, restated or otherwise modified from time to time, this "Liquidity Agreements"), among NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC"), the financial institutions listed on the signature pages hereof under the heading "Liquidity Lenders (each such financial institution, together with each of the financial institutions that has become party hereto pursuant to Section 11.11.1, including any such financial institution acting in the capacity of Swing Line Lender, being a "Liquidity Lender" and, collectively, the "Liquidity Lenders") and CITIBANK, N.A., a national banking association ("Citibank"), as liquidity agent (in such capacity, together with any successors and assigns thereto, the "Liquidity Agent") for the Liquidity Lenders.

                                   WITNESSETH:

              WHEREAS, NFC proposes to make Loans (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in Section 1.1) to National pursuant to the Loan Agreement, the proceeds of which are to be used by National to purchase Vehicles from authorized dealers of Manufacturers or to finance vehicles previously purchased by National;

              WHEREAS, National proposes to assign to the Master Collateral Agent for the benefit of NFC, with the acknowledgement of each Manufacturer, all of its right, title and interest in and to certain rights under Repurchase Programs of such Manufacturer as such Repurchase Programs relate to the Vehicles;

              WHEREAS, NFC proposes to issue and sell its Commercial Paper Notes in the commercial paper market and use the net proceeds thereof to, among other things, make Loans;

              WHEREAS, NFC desires to obtain Liquidity Commitments from the Liquidity Lenders to make Liquidity Advances in an aggregate principal amount not to exceed the Aggregate Liquidity Commitment at any one time outstanding to NFC from time to time prior to the Liquidity Commitment Termination Date; and

              WHEREAS, the Liquidity Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to provide such Liquidity Commitments and make such Liquidity Advances to NFC;

              NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

              SECTION 1.1. Definitions. Capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List, dated as of June 7, 1995 and annexed hereto as Annex A, as such Definitions List may be amended or modified from time to time in accordance with the provisions hereof (the Definitions List" ) .

              SECTION 1.2. Cross-References. Unless otherwise specified, references in this Liquidity Agreement and in each other Related Document to any Article or Section are references to such Article or Section of this Liquidity Agreement or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

              SECTION 1.3. Accounting and Financial Determinations; No Duplication. Unless otherwise specified, (i) all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in conformity with GAAP, and (ii) all accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication; provided, that if any change in GAAP in itself materially affects any such determination, computation or financial statement, NFC may by notice to the Liquidity Agent and the Agent, or alternatively the Liquidity Agent or the Agent may by notice to NFC, require that any such determination, computation or financial statement thereafter be made in accordance with GAAP as in effect, and applied by NFC, immediately before such change in GAAP occurs. Each of the Liquidity Agent, NFC and the Agent agrees to enter into negotiations in good faith to modify the financial representations and covenants and other applicable provisions contained herein in a manner which reflects any such change in GAAP without adversely affecting the rights of the Liquidity Agent, the Liquidity Lenders and the Agent.

                                   ARTICLE II

                           COMMERCIAL PAPER OPERATIONS

              SECTION 2.1. Issuance of Commercial Paper Notes. On the terms and subject to the provisions of this Liquidity Agreement and the other Related Documents, NFC may from time to time on or after the Closing Date and prior to the Liquidity Commitment Termination Date, issue and sell Commercial Paper Notes; provided, however, that NFC shall not issue and sell Commercial Paper Notes if

                     (a) NFC and the Depositary have received instructions then in effect from the Liquidity Agent (copies of which will also be sent to the Placement Agents and the Dealers), given in accordance with this Section 2.1, not to issue or deliver Commercial Paper Notes because (i) the Liquidity Commitment Termination Date shall have occurred, or (ii) the Commercial Paper Account or any funds on deposit in, or otherwise to the credit of, the Commercial Paper Account shall be subject to any stay, writ, judgment, warrant of attachment, execution or similar process; provided, however, that if any such stay, writ, judgment, warrant of attachment, execution or similar process is removed or dismissed, NFC may recommence the issuance and sale of Commercial Paper Notes,

                     (b) the issuance of Commercial Paper Notes is prohibited by Sections 2.1, 2.2, 9.2 or 9.4 hereof, Sections 3 or 10 of the Depositary Agreement or Section 5.01 of the Collateral Agreement,

                     (c) after giving effect to such issuance and the use of proceeds thereof, Aggregate Outstandings would exceed the Borrowing Base,

                     (d) after giving effect to such issuance and the use of proceeds thereof, the weighted average interest rate of the Outstanding Commercial Paper Notes, Liquidity Advances and Support Liquidity Disbursements would be in excess of 10% per annum, unless (i) NFC and the Liquidity Agent shall have given their written consent to a weighted average interest rate in excess of 10% per annum, (ii) the Fronting Letter of Credit Amount shall be increased if required by the Rating Agencies in connection therewith and (iii) the Rating Agencies shall have confirmed that such weighted average interest rate will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes; provided, however, that if the ratings of the Commercial Paper Notes by S&P and Moody's will be less than A-1 and P-1, respectively, after giving effect to such weighted average interest rate in excess of 10% per Annum, such Commercial Paper Notes will not be issued unless the Majority Banks shall have given their written consent thereto, or

                     (e) NFC and the Depositary shall have received instructions then in effect from the Liquidity Agent not to issue or deliver Commercial Paper Notes because any of the conditions set forth in clauses (b) through (d) of this Section 2.1 shall be true.

       The Liquidity Agent shall have no obligation to deliver any instructions set forth in clause (a) or clause (e) of this Section 2.1 except upon the instructions of the Majority Banks and any delivery by the Liquidity Agent of any such instructions shall be subject to the provisions of
       Section 10.3 and the rights of the Liquidity Agent hereunder and shall not relieve NFC, the Agent or the Depositary of any of their respective obligations under any Related Document or with respect to the issuance of Commercial Paper Notes. Any instructions from the Liquidity Agent to NFC and the Depositary in accordance with clause (a) or clause (e) of this
       Section 2.1 shall specify the reason(s) to cease issuing and delivering Commercial Paper Notes. Without prior instruction as set forth above, the Liquidity Agent agrees that it shall only instruct NFC and the Depositary not to issue and sell Commercial Paper Notes if there shall have occurred an event described in subclause (i) of clause (a) of this Section 2.1. Concurrently with the giving of any such instructions to NFC and the Depositary, the Liquidity Agent shall give notice thereof to the Liquidity Lenders, the Agent, the Placement Agents, the Dealers, and the rating agency or agencies known to it to have provided investment ratings with respect to the Commercial Paper Notes, but failure to do so shall not impair the effect of such instructions and the giving of such notice shall be subject to Section 10.3.

              SECTION 2.2. Conditions to the Issuance of Commercial Paper Notes. The right of NFC to issue Commercial Paper Notes (whether such Commercial Paper Notes are to be issued to refinance Commercial Paper Notes maturing on the day such Commercial Paper Notes are to be issued or to increase the Aggregate Face Amount over that of the preceding day) is subject to the satisfaction of the following conditions:

              SECTION 2.2.1. Representations and Warranties. With respect to the issuance of any Commercial Paper Note and after giving effect thereto, the representations and warranties of NFC set forth in Article VII hereof, or in any other Related Document to which NFC is a party, shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such earlier date).

              SECTION 2.2.2. No Amortization Event. (a) At the time of such issuance and after giving effect thereto, no Amortization Event (and no Potential Amortization Event with respect to NFC under Section 9.1.7 and, in the case of any increase in the Aggregate Face Amount over that of the day preceding the day of such issuance, no other Potential Amortization Event) shall have occurred and be continuing.

                     (b) Such issuance of Commercial Paper Notes shall not be prohibited by Section 9.4.

              SECTION 2.2.3. Available Liquidity Commitment. At the time of the issuance of each Commercial Paper Note and after giving effect thereto and to the use of proceeds thereof on such day, the sum of the Aggregate Liquidity Commitment and the Fronting Letter of Credit Amount shall be equal to or greater than the sum of the Aggregate Outstanding CP and the aggregate principal amount of Liquidity Advances Outstanding net of any amounts on deposit at such time in the Collateral Account set aside for the repayment of the principal of Liquidity Advances.

              SECTION 2.2.4. No Borrowing Base Deficiency. With respect to the issuance of any Commercial Paper Note, a Borrowing Base Deficiency shall not exist and the issuance of such Commercial Paper Note, after giving effect to the repayment of any Commercial Paper Notes, Liquidity Advances and Support Liquidity Disbursements made with the proceeds thereof, would not result in a Borrowing Base Deficiency.

              SECTION 2.2.5. Borrowing Base Certificate. The Liquidity Agent shall have received an Officer's Certificate, dated the date of such issuance, duly executed and delivered by an Authorized Officer of NFC, certifying the amount of the Borrowing Base as of the close of business of the day immediately preceding such date.

              SECTION 2.2.6. Non-Payment of Loans. At the time of such issuance and after giving effect thereto, no Potential Loan Event of Default under
       Section 12.1.1 of the Loan Agreement shall have occurred and be continuing.

              SECTION 2.3. Commercial Paper Notes. NFC agrees that each promissory note constituting Commercial Paper Notes shall (a) be substantially in the form of Exhibit A to the Depositary

       Agreement or in the form of the Master Note attached to the Depositary Agreement, and be completed in accordance with this Liquidity Agreement and the Depositary Agreement (including any provisions for book-entry securities contained therein), (b) be dated the date of issuance thereof,
       (c) be made payable to the order of a named payee or bearer, (d) have a maturity date which shall not be later than the earlier of (i) three Business Days prior to the earliest of the Scheduled Liquidity Commitment Termination Date, the A Letter of Credit Expiration Date and the B Letter of Credit Expiration Date in effect on the date of issuance thereof and
       (ii) the date which is 58 days after the date of issuance thereof, (e) be in a face amount of at least $100,000 and an integral multiple of $1,000, and (f) be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(3) thereof. Subject to the provisions of the Depositary Agreement, all Commercial Paper Notes shall be delivered and issued against payment therefor in immediately available funds on the date of issuance, and otherwise in accordance with the terms of this Liquidity Agreement and the Depositary Agreement.

              SECTION 2.4. Commercial Paper Account: Payment of Commercial Paper Notes. (a) Contemporaneously with the execution and delivery by NFC of the Depositary Agreement, and for the purposes of this Liquidity Agreement and the Depositary Agreement, NFC shall cause the Depositary to establish at its office at 120 Wall Street, 13th Floor, New York, New York 10043, a segregated trust account in its corporate trust department for the exclusive benefit of the Holders of the outstanding Commercial Paper Notes (the "Commercial Paper Accounts"), over which the Depositary shall have exclusive control and sole right of withdrawal.

              (b) Proceeds of the sale of Commercial Paper Notes shall be deposited in the Commercial Paper Account only to the extent necessary to pay matured and concurrently maturing Commercial Paper Notes, whether or not presented to the Depositary for payment; otherwise proceeds of the sale of Commercial Paper Notes shall be applied according to the terms of the Collateral Agreement.

                                   ARTICLE III

                  LIQUIDITY COMMITMENTS, BORROWING PROCEDURES,
                          LIQUIDITY ADVANCES AND NOTES

              SECTION 3.1. Liquidity Commitments. Subject to and in accordance with the terms and the conditions of this Liquidity Agreement (including
       Article VI), each Liquidity Lender severally and not jointly agrees to make Revolving Advances and Refunding

       Advances, and the Swing Line Lender agrees to make Swing Line Advances (relative to such Liquidity Lender, or to the Swing Line Lender, as the case may be, collectively, together with its Commitment Termination Date Liquidity Advance, its "Liquidity Advances"), to NFC pursuant to this
       Section 3.1.

              SECTION 3.1.1. Revolving Advance Commitment. Subject to and in accordance with the terms and conditions hereof (including, without limitation, the terms and conditions set forth in Section 6.2), each Liquidity Lender severally and not jointly agrees to make, from time to time, on or before the earlier to occur of such Liquidity Lender's Scheduled Liquidity Commitment Termination Date and the Revolving Advance Commitment Termination Date, advances for the purposes set forth in
       Section 3.1.4(a) (relative to such Liquidity Lender, its "Revolving Advances") to NFC equal to such Liquidity Lender's Percentage of the aggregate amount of the Borrowing of Revolving Advances requested by NFC to be made on such day. On the terms and subject to the conditions hereof, NFC may from time to time borrow, prepay and reborrow Revolving Advances.

              SECTION 3.1.2. Refunding Advance Commitment. Subject to and in accordance with the terms and conditions hereof (including, without limitation, the terms and conditions set forth in Section 6.3), each Liquidity Lender severally and not jointly agrees to make, from time to time, on or before such Liquidity Lender's Liquidity Commitment Termination Date, advances for the purposes set forth in Section 3.1.4(b) (relative to such Liquidity Lender (including its Commitment Termination Date Liquidity Advance), its "Refunding Advances") to NFC equal to (a) in the case of Refunding Advances (other than any Commitment Termination Date Liquidity Advance), such Liquidity Lender's Percentage of the aggregate amount of the Borrowing of Refunding Advances requested by NFC or the Agent, as attorney-in-fact for NFC, to be made on such day, and
       (b) in the case of Commitment Termination Date Liquidity Advances, such Liquidity Lender's Overall Percentage of the Aggregate Face Amount on the date of such Commitment Termination Date Liquidity Advance. On the terms and subject to the conditions hereof, NFC may from time to time borrow, prepay and reborrow Refunding Advances (other than Commitment Termination Date Liquidity Advances).

              SECTION 3.1.3. Swing Line Commitment. Subject to and in accordance with the terms and conditions hereof (including, without limitation, the terms and conditions set forth in Section 6.3), the Swing Line Lender agrees to make, from time to time, on or before such Liquidity Lender's Liquidity Commitment Termination Date, Swing Line Advances equal to the aggregate amount of the Borrowing of Swing Line Advances requested by NFC or the Agent, as attorney-in-fact for NFC, to be made on such day. On the terms and subject to the conditions hereof, NFC may from time to time borrow, prepay and reborrow Swing Line Advances.

              SECTION 3.1.4. Use of Proceeds. Proceeds from the Liquidity Advances shall be applied by NFC as follows:

                     (a) Proceeds from each Revolving Advance shall be used by NFC to: (i) make Loans pursuant to the Loan Agreement or (ii) to repay matured Liquidity Advances (other than any Commitment Termination Date Liquidity Advance).

                     (b) Proceeds of each Refunding Advance and each Swing Line Advance shall be deposited by NFC into the Commercial Paper Account and proceeds of each Commitment Termination Date Liquidity Advance shall be deposited by NFC into the Termination Advance Account, in each case, for the repayment of maturing Commercial Paper Notes.

       NFC shall not use the proceeds of any Liquidity Advance for any other purpose.

              SECTION 3.2. Liquidity Lenders Not Required to Make Certain Liquidity Advances.

              SECTION 3.2.1. Revolving Advances. No Liquidity Lender shall be required to make a Revolving Advance to the extent that if after giving effect to such Revolving Advance, (i) the aggregate principal amount of all Liquidity Advances (including any Swing Line Advances) Outstanding would exceed the Aggregate Liquidity Commitment, or (ii) the aggregate principal amount of such Liquidity Lender's Liquidity Advances (including, in the case of the Swing Line Lender, any Swing Line Advances) Outstanding would exceed such Liquidity Lender's Liquidity Commitment.

              SECTION 3.2.2. Refunding and Swing Line Advances. No Liquidity Lender shall be required to make a Refunding Advance (including, in the case of the Swing Line Lender, a Swing Line Advance) to the extent that if after giving effect to such Refunding Advance (or Swing Line Advance, as the case may be), (i) the aggregate principal amount of all Liquidity Advances (including any Swing Line Advances) Outstanding would exceed the Aggregate Liquidity Commitment or (ii) the aggregate principal amount of such Liquidity Lender's Liquidity Advances (including, in the case of the Swing Line Lender, any Swing Line Advances) Outstanding would exceed such Liquidity Lender's Liquidity Commitment.

              SECTION 3.2.3. Failure To Fund. The provisions of this Section
       3.2.3 shall only be operative at any time when the number of Liquidity Lenders whose respective Liquidity Commitments have not expired or been terminated and the number of Fronting Credit Enhancers whose respective Credit Enhancer Commitments have not expired shall exceed 10 in the aggregate.

              Subject to Sections 3.2.1 and 3.2.2, in the event that one or more Liquidity Lenders fails to fund its or their Percentage of the Liquidity Advances to be provided by the Liquidity Lenders by 2:00 p.m., New York City time, on any Business Day (other than a Commitment Termination Date Liquidity Advance or a Revolving Advance the proceeds of which are to be used to repay maturing Liquidity Advances), the Liquidity Agent shall notify each of the other Liquidity Lenders not later than 3:00 p.m., New York City time, on such Business Day and each of the other Liquidity Lenders shall, before 5:00 p.m., New York City time, on such Business Day, make available to the Liquidity Agent at the Liquidity Agent's address specified for such purpose, in immediately available funds, a Liquidity Advance in a principal amount equal to such unfunded amount multiplied by a fraction, the numerator of which is the Liquidity Commitment of such Liquidity Lender and the denominator of which is the Aggregate Liquidity Commitment (less the Liquidity Commitments of the defaulting Liquidity Lenders). After the Liquidity Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
       Article VI, the Liquidity Agent will make such funds available to NFC by 5:45 p.m., New York City time. Any Liquidity Advance made pursuant to this Section 3.2.3 shall be a Base Rate Advance subject to conversion in accordance with the provisions of Section 3.8 hereof.

              SECTION 3.3. Termination and Reduction of the Liquidity Commitments. (a) NFC may, upon at least three Business Days' prior written notice to the Liquidity Agent (who shall give prompt written notice thereof to each Liquidity Lender, the Dealers and the Depositary), irrevocably terminate or reduce ratably in part the Aggregate Liquidity Commitment; provided, however, that the Aggregate Liquidity Commitment shall not be reduced on any day in an amount such that the Aggregate Liquidity Commitment would be less than the sum of (i)(x) the Aggregate Outstanding CP on such day, less (y) the Fronting Letter of Credit Amount, plus (ii) the aggregate principal amount of all Liquidity Advances (including any Swing Line Advances) Outstanding (other than Commitment Termination Date Liquidity Advances) on such day net of any amounts on deposit on such day in the Collateral Account set aside for the repayment of the principal of Liquidity Advances; provided, further, that any partial reduction shall be at least $5,000,000 and in an integral multiple of $1,000,000. Any such reduction of the Aggregate Liquidity Commitment shall reduce ratably the Liquidity Commitment of each Liquidity Lender.

              (b) The Liquidity Agent shall give notice to the Placement Agents and the Dealers as to any change in the Aggregate Liquidity Commitment promptly after any reduction thereof.

              (c) No termination or reduction of the Aggregate Liquidity Commitment by NFC pursuant to this Section 3.3 shall be effective unless the Liquidity Agent or NFC shall have given notice to S&P and Moody's of such termination or reduction.

              SECTION 3.4. Increase of the Aggregate Liquidity Commitment. The Aggregate Liquidity Commitment may be increased from time to time to an amount greater than the amount of the Aggregate Liquidity Commitment on the Closing Date through the increase of a Liquidity Lender's Liquidity Commitment or the addition of one or more Eligible Liquidity Lenders as a party to this Liquidity Agreement; provided, however, that no such increase shall become effective unless all of the following conditions shall have been satisfied:

                     (a) NFC and the Liquidity Agent shall have given their written consent thereto;

                     (b) such Liquidity Lender or Eligible Liquidity Lender, as the case may be, and NFC shall have executed and delivered to the Liquidity Agent a Liquidity Commitment Agreement;

                     (c) the Fronting Letter of Credit Amount shall be increased to the Required Enhancement Amount immediately after giving effect to the increase in the Aggregate Liquidity Commitment; and

                     (d) the Rating Agencies confirm in writing that such increase in the Aggregate Liquidity Commitment will not result in the downgrading below A-1 by S&P and P-1 by Moody's or withdrawal of the ratings of the Commercial Paper Notes.

              SECTION 3.5. Extensions of Scheduled Liquidity Commitment Termination Date. Each Liquidity Lender's Scheduled Liquidity Commitment Termination Date may be extended from time to time by a written agreement among NFC, such Liquidity Lender and the Liquidity Agent.

              SECTION 3.6. Borrowing Procedures. Borrowings of Revolving Advances, Refunding Advances, Commitment Termination Date Liquidity Advances and Swing Line Advances shall be made in accordance with this
       Section 3.6.

              SECTION 3.6.1. Revolving Advances. By delivering a Borrowing Request to the Liquidity Agent for a borrowing consisting of Revolving Advances, which will be accompanied by telephonic notification, NFC may irrevocably request, (a) in the case of LIBOR Advances, not later than 11:15 a.m., New York City time, on not less than three nor more than five Business Days, prior notice, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or (b) in the case of Base Rate Advances, not later than 11:30 a.m., New York City time, on the date of such borrowing and, in any case, on not more than five Business Days' prior notice (which notice shall be given in writing), that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000. On the terms and subject to the conditions of this Liquidity Agreement, each such Borrowing shall be comprised of Liquidity Advances of the same type (and, in the case of LIBOR Advances, shall have same Interest Period), and shall be made on the Business Day, specified in such Borrowing Request.

              SECTION 3.6.2. Refunding Advances. Upon receipt from the Depositary of notice (not later than 11:15 a.m., New York City time) pursuant to Section 5(b) of the Depositary Agreement that, on any Business Day that any Commercial Paper Notes mature, the amount required to pay in full all Commercial Paper Notes maturing on such Business Day will be more than the net amount obtained by the issuance of Commercial Paper Notes on such day plus the amount available for payment of such Commercial Paper Notes in the Commercial Paper Account (the amount of such excess, the "Commercial Paper Deficit"), the Agent shall, if such notice contains an instruction from the Depositary to the Agent to deliver a Borrowing Request, by delivering a Borrowing Request to the Liquidity Agent (who will notify the other Liquidity Lenders of such Borrowing Request not later than 12:00 noon, New York City time) for a Borrowing consisting of Refunding Advances, irrevocably request, not later than 11:30 a.m., New York City time, on the date of a proposed Borrowing, that a Borrowing be made in an aggregate principal amount equal to the excess of (i) the Commercial Paper Deficit over (ii) the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from amounts available therefor in the Collateral Account and the Termination Advance Account that are allocated to the payment of maturing Commercial Paper Notes and from the proceeds of Swing Line Advances being made on such day. On the terms and subject to the conditions of this Liquidity Agreement, each such Borrowing shall be initially comprised of Base Rate Advances (subject to conversion in accordance with the provisions of Section 3.8) and shall be made on the Business Day specified in such Borrowing Request. For the purposes of this Section, Commercial Paper Notes maturing on any day which have been paid from an advance made by the Depositary shall nonetheless be deemed to be unpaid.

              SECTION 3.6.3. Swing Line Advances. If on any Business Day that NFC or the Agent, as the case may be, determines that there exists a Commercial Paper Deficit, and the excess of such Commercial Paper Deficit over the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from amounts available therefor in the Collateral Account and the Termination Advance Account that are allocated to the payment of maturing Commercial Paper Notes is equal to or less than $5,000,000, NFC or the Agent, as the case may be, shall promptly (and in no case later than 10:30 a.m. on the date of such discovery) notify the Depositary of such Commercial Paper Deficit and NFC or the Agent, as attorney-infact for NFC, may, or the Agent, upon the instruction of the Depositary pursuant to Section 5(b) of the Depositary Agreement, shall by delivering a Borrowing Request to the Liquidity Agent for forwarding to the Swing Line Lender for a Borrowing consisting of a Swing Line Advance, irrevocably request, not later than 11:30 a.m., New York City time, on the date of a proposed Borrowing, that a Borrowing be made in an aggregate principal amount equal to the least of

                     (a) $5,000,000 minus the aggregate principal amount of all Swing Line Advances then outstanding;

                     (b) the excess, if any, of the Swing Line Lenders Liquidity Commitment as a Liquidity Lender over the aggregate principal amount of all of its Liquidity Advances Outstanding on the date of such proposed Borrowing (without giving effect to such proposed Borrowing); and

                     (c) the excess of the Commercial Paper Deficit over the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from amounts available therefor in the Collateral Account and the Termination Advance Account that are allocated to the payment of maturing Commercial Paper Notes.

       On the terms and subject to the conditions of this Liquidity Agreement, each such Borrowing shall be a Base Rate Advance (subject to conversion in accordance with the provisions of Section 3.8), and shall be made on the Business Day specified i such Borrowing Request. For the purposes of this Section, Commercial Paper Notes maturing on any day which have been paid from an advance made by the Depositary that has not been reimbursed shall nonetheless be deemed to be unpaid. If, after giving effect to any Swing Line Advance requested pursuant to this Section 3.6.3 (provided that the conditions thereto set forth in Section 6.3 are satisfied), (a) the aggregate principal amount of Swing Line Advances would be greater than $5,000,000, or (b) the aggregate principal amount of Swing Line Advances is less than or equal to $5,000,000 and such Swing Line Advances are not repaid within five Business Days or (c) the aggregate principal amount of all Liquidity Advances Outstanding made by the Swing Line Lender would exceed its Liquidity Commitment, then in any such case each Liquidity Lender shall immediately and unconditionally, upon written notice thereof by the Swing Line Lender, make Liquidity Advances to NFC, the proceeds of which will be applied to the repayment of Swing Line Advances made by the Swing Line Lender, in an amount equal to such Liquidity Lender's Percentage of the aggregate principal amount of the Swing Line Advances Outstanding. Notwithstanding Section 6.3, the obligation of the Liquidity Lenders to make Liquidity Advances under this
       Section 3.6.3 shall be unconditional. The Swing Line Advances and Liquidity Advances made pursuant to this Section 3.6.3 shall be comprised of Base Rate Advances, subject to conversion in accordance with the provisions of Section 3.8 hereof.

              SECTION 3.6.4. Commitment Termination Date Liquidity Advances. NFC may request each Liquidity Lender, on the Scheduled Liquidity Commitment Termination Date with respect to such Liquidity Lender's Liquidity Commitment, to make a Refunding Advance to NFC on the terms and subject to the conditions of this Liquidity Agreement. Any such Commitment Termination Date Liquidity Advance shall not exceed such Liquidity Lender's Overall Percentage of the Aggregate Face Amount on the date of such Commitment Termination Date Liquidity Advance and the aggregate amount of any previously made Liquidity Advances of such Liquidity Lender that are outstanding on such date shall be converted into, and for all purposes of this Agreement shall be treated as, a Commitment Termination Date Liquidity Advance.

              SECTION 3.6.5. Nature of Funding Obligations. The obligations of the Liquidity Lenders hereunder are several and not joint. All Liquidity Advances (other than Swing Line Advances and Commitment Termination Date Liquidity Advances) under this Liquidity Agreement shall be made by the Liquidity Lenders simultaneously and proportionately to their respective Percentages, it being understood that, subject to Section 3.2.3, no Liquidity Lender shall be responsible for any failure by any other Liquidity Lender to perform its obligation to make a Liquidity Advance hereunder and that the Liquidity Commitment of any Liquidity Lender shall not be increased or decreased as a result of the failure by any other Liquidity Lender to perform its obligation to make a Liquidity Advance. The failure of any Liquidity Lender to make available to the Liquidity Agent its ratable share of any Borrowing shall not relieve any other Liquidity Lender of its obligation hereunder to make available to the Liquidity Agent such other Liquidity Lender's pro rata share of such Borrowing on the date such funds are to be made available pursuant to the terms of this Liquidity Agreement. Notwithstanding the foregoing, each Liquidity Lender shall continue to be obligated to make Liquidity Advances upon a default by a Liquidity Lender as required by Section 3.2.3.

              SECTION 3.6.6. Failure to Fund by Lender. Unless the Liquidity Agent shall have been notified by any Liquidity Lender prior to 1:00 p.m., New York City time, on the date of any Borrowing in respect of any Liquidity Advances that such Liquidity Lender does not intend to make available to the Liquidity Agent such Liquidity Lender's Liquidity Advances on such date of Borrowing, the Liquidity Agent may assume that such Liquidity Lender has made such amount available to the Liquidity Agent on such date of Borrowing and the Liquidity Agent in its sole discretion may, but shall not be obligated to, make available to NFC a corresponding amount on such date of Borrowing. If such corresponding amount is not in fact made available to the Liquidity Agent by such Liquidity Lender on or prior to a date of Borrowing, such Liquidity Lender agrees to pay to the Liquidity Agent forthwith on demand such corresponding amount together with interest thereon, and NFC agrees to repay to the Liquidity Agent forthwith on the Business Day immediately following the date of demand therefor such corresponding amount together with interest thereon, for each day from the date such amount is made available to NFC until the date such amount is paid or repaid to the Liquidity Agent, at (a) in the case of such Liquidity Lender, the Federal Funds Rate for the first Business Day and thereafter at the Base Rate, and (b) in the case of NFC, the interest rate that would be applicable at the time to a Borrowing of Base Rate Advances made on such date of Borrowing. If such Liquidity Lender shall pay to the Liquidity Agent such corresponding amount, such amount so paid shall constitute such Liquidity Lender's Liquidity Advance, and if both such Liquidity Lender and NFC shall have paid and repaid, respectively, such corresponding amount, the Liquidity Agent shall promptly pay over to NFC such corresponding amount in same day funds, but NFC shall remain obligated for all interest thereon. To the extent any such amount due to the Liquidity Agent under this Section 3.6.6 has not been paid in full, the Liquidity Agent may make a demand on the Agent to pay such amount in accordance with Sections
       2.01 and 5.02(b) of the Collateral Agreement.

              SECTION 3.7. Disbursement of Funds. (a) Upon receipt of each Borrowing Request for Refunding Advances or for Revolving Advances, the Liquidity Agent shall give to each Liquidity Lender prompt notice thereof and of such Liquidity Lender's share of the Borrowing requested thereby. On or before 1:30 p.m., New York City time, on the proposed Borrowing date, each Liquidity Lender shall deposit with the Liquidity Agent same day funds in an amount equal to such Liquidity Lender's Percentage of the requested Borrowing. Such deposit will be made to a segregated trust account (Account No. 102478) established by the Liquidity Agent or such other account which the Liquidity Agent shall specify from time to time by notice to the Liquidity Lenders. No Liquidity Lender's obligation to make any Revolving Advances or Refunding Advances, as the case may be, shall be diminished by any other Liquidity Lender's failure to make any Revolving Advances or Refunding Advances, as the case may be.

              (b) Upon receipt of a Borrowing Request for a Swing Line Advance, the Liquidity Agent shall give the Swing Line Lender prompt notice thereof and of the amount of the Borrowing requested thereby. On or before 1:30 p.m., New York City time, on the date of the proposed Borrowing, the Swing Line Lender shall deposit with the Liquidity Agent same day funds in an amount equal to the requested Borrowing. Such deposit shall be made to an account which the Liquidity Agent shall specify from time to time by notice to the Swing Line Lender.

              (c) Unless the Liquidity Agent determines that any condition specified in Section 6.2, in the case of Revolving Advances, or Section 6.3, in the case of Refunding Advances or Swing Line Advances, has not been satisfied, the Liquidity Agent will remit the aggregate of the amounts of (i) Refunding Advances or Swing Line Advances so made available by the Liquidity Lenders (or, in the case of any Swing Line Advance, the Swing Line Lender) to the Commercial Paper Account, (ii) Commitment Termination Date Liquidity Advances so made available by the Liquidity Lenders to the Termination Advance Account and (iii) Revolving Advances so made available by the Liquidity Lenders to the Collateral Account, in each case not later than 2:30 p.m., New York City time.

              SECTION 3.8. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Liquidity Agent (which will give prompt notice to the Liquidity Lenders) on or before 11:15 a.m., New York City time, on a Business Day, NFC may from time to time irrevocably elect that all or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 of any Liquidity Advances be

                     (a) in the case of Base Rate Advances, (i) on not less than three nor more than five Business Days' prior notice, converted into LIBOR Advances, or (ii) continued as Base Rate Advances; or

                     (b) in the case of LIBOR Advances, (i) on prior notice given not less than three nor more than five Business Days prior to the end of the related Interest Period, continued as LIBOR Advances or (ii) converted into Base Rate Advances.

       In the absence of delivery of a Continuation/Conversion Notice at least three Business Days prior to the last day of the related Interest Period, in the case of any LIBOR Advance, such LIBOR

       Advance shall, on such last day, automatically convert to a Base Rate Advance. In the absence of delivery of a Continuation/Conversion Notice at least three Business Days prior to the last day of the related Interest Period, in the case of any Base Rate Advance, such Base Rate Advance shall automatically continue as a Base Rate Advance. No portion of the principal amount of any Liquidity Advances Outstanding may be continued as, or be converted into, LIBOR Advances when any Amortization Event or Potential Amortization Event has occurred and is continuing.

              SECTION 3.9. LIBOR Funding. (a) Bach Liquidity Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Advances hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Liquidity Lender) to make or maintain such LIBOR Advance; provided, however, that such LIBOR Advance shall nonetheless be deemed to have been made and to be held by such Liquidity Lender, and the obligation of NFC to repay such LIBOR Advance shall nevertheless be to such Liquidity Lender for the account of such foreign branch, Affiliate or international banking facility.

              (b) NFC shall not be permitted to request, and the Liquidity Lenders shall not be required to maintain, any number of Interest Periods with respect to LIBOR Advances in effect at any time hereunder in excess of 20.

              SECTION 3.10. Liquidity Advance Notes. Each Liquidity Lender's Revolving Advances and Refunding Advances (including its Commitment Termination Date Liquidity Advance and, in the case of the Swing Line Lender, any Swing Line Advances) under its Liquidity Commitment shall be evidenced by a Revolving Note and a Refunding Note, respectively, each duly executed on behalf of NFC, and each payable to the order of such Liquidity Lender in a maximum principal amount equal in each case to such Liquidity Lender's original Liquidity Commitment. NFC hereby irrevocably authorizes each Liquidity Lender to make (or cause to be made) appropriate notations on the grid attached to such Liquidity Lender's Liquidity Advance Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Liquidity Advances evidenced thereby. Such notations shall be conclusive and binding on NFC absent manifest error; provided, however, that the failure of any Liquidity Lender to make any such notation or any error in any such notation shall not limit or otherwise affect any Obligations of NFC.

                                   ARTICLE IV

                REPAYMENTS, PREPAYMENTS, INTEREST AND FEES, ETC.

              SECTION 4.1. Repayments and Prepayments. NFC shall repay in full the unpaid principal amount of each Liquidity Advance on the earlier to occur of (i) the Scheduled Maturity Date and (ii) the date all Obligations are declared or otherwise become due and payable under
       Section 9.2. Prior thereto, NFC shall make repayments and prepayments in accordance with this Section 4.1.

              SECTION 4.1.1. Voluntary Prepayments. From time to time on any Business Day, NFC may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Liquidity Advance; provided, however, that

                     (a) NFC shall, in the case of the voluntary prepayment of any LIBOR Advance, give the Liquidity Agent at least three but no more than five Business Days' prior written notice of its intent to prepay such LIBOR Advance and NFC shall specify in such prior written notice the amount of such prepayment;

                     (b) all such voluntary prepayments which are partial prepayments shall be in a minimum aggregate principal amount equal to $1,000,000 and in an integral multiple of $100,000;

                     (c) all such voluntary prepayments shall be applied, unless otherwise specified by NFC, to the payment of, first, pro rata among Base Rate Advances and then, pro rata among LIBOR Advances having the same Interest Period in the inverse order of their maturities; and

                     (d) no such voluntary prepayment of any LIBOR Advance may be made on any day other than the last day of the Interest Period for such LIBOR Advance unless, as required by Section 5.4, breakage fees are paid in connection with such prepayment.

              SECTION 4.1.2. Mandatory Prepayments. (a) Concurrently with any partial reduction or termination of the Aggregate Liquidity Commitment pursuant to Section 3.3, all funds available on such day in the Collateral Account for the payment of Liquidity Advances, as provided in
       Section 2.01 or 5.02, as applicable, of the Collateral Agreement, shall be applied to repay as much of the Liquidity Advances (and interest accrued thereon) as shall be necessary so that the sum of the aggregate principal amount of Liquidity Advances Outstanding (other than Commitment Termination Date Liquidity Advances) plus the Aggregate Face Amount will not exceed the Aggregate Liquidity Commitment plus the Fronting Letter of Credit Amount after giving effect to such termination or reduction and, to the extent such funds are not sufficient to pay such excess (and interest accrued thereon), all funds subsequently deposited in the Collateral Account and allocated to the payment of Liquidity Advances in accordance with the priorities set forth in Section 2.01 or 5.02, as applicable, of the Collateral Agreement shall be applied to pay such excess (and interest accrued thereon) until so paid.

              (b) If, on any Business Day, a Borrowing Base Deficiency exists, all funds available for the payment of Commercial Paper Notes, Liquidity Advances or Support Liquidity Disbursements on such day in the Collateral Account, as provided in Section 2.01 or 5.02, as applicable, of the Collateral Agreement, shall be (i) first, deposited in the Commercial Paper Account for application to the payment of maturing Commercial Paper Notes (and, in the case of deposits made pursuant to Section 2.01 of the Collateral Agreement, unmatured Commercial Paper Notes) and (ii) second, applied to repay Liquidity Advances and Support Liquidity Disbursements (and interest accrued thereon) pro rata in accordance with their outstanding principal amount, in each case, as shall be necessary so that after giving effect to such application there shall be no such Borrowing Base Deficiency and, to the extent such funds or other amounts are not sufficient therefor, all funds subsequently deposited in the Collateral Account and allocated to the payment of Liquidity Advances and Support Liquidity Disbursements in accordance with the priorities set forth in Section 2.01 or 5.02, as applicable, of the Collateral Agreement shall be applied or set aside for the pro rata application to Liquidity Advances Outstanding and Support Liquidity Disbursements Outstanding until there shall be no such Borrowing Base Deficiency.

              (c) Each mandatory payment required by clause (a) (in the case of a reduction or termination pursuant to Section 3.3) or clause (b) above shall, for purposes of Section 9.1.1 and all other provisions of this Liquidity Agreement, be due and payable in full on the Business Day on which such reduction or termination or such Borrowing Bane Deficiency exists, whether or not sufficient funds are then available to make such payment.

              SECTION 4.2. Interest Provisions. Interest on the principal amount of Liquidity Advances Outstanding shall accrue and be payable in accordance with this Section 4.2.

              SECTION 4.2.1. Rates. (a) Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, NFC may elect that Liquidity Advances comprising a Borrowing accrue interest at a rate per annum:

                     (i) on that portion maintained from time to time as a Base Rate Advance, equal to the Base Rate from time to time in effect; or

                     (ii) on that portion maintained as a LIBOR Advance, during each Interest Period applicable thereto, equal to the sum of the LIBOR for such Interest Period plus a margin of 0.75% per annum.

              (b) If any Liquidity Lender shall determine in good faith that reserves under Regulation D of the Board of Governors of the Federal Reserve System ("Regulation D") are required to be maintained by it in respect of, or that a portion of its costs of maintaining reserves under Regulation D is properly attributable to, one or more of its LIBOR Advances, NFC shall pay to such Liquidity Lender additional interest on the unpaid principal amount of each such LIBOR Advance from the date such reserves were required to be maintained until such principal amount is paid in full or converted into a Base Rate Advance, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) LIBOR for the Interest Period for such LIBOR Advance from (ii) the rate obtained by dividing such LIBOR by an amount equal to one minus the LIBOR Reserve Percentage (expressed as a decimal) of such Liquidity Lender for such LIBOR Interest Period. Any Liquidity Lender claiming any additional interest payable pursuant to this clause (b) shall provide a written certificate to the Liquidity Agent, NFC and the Rating Agencies setting forth the amount of such additional interest and reasonable detail as to the calculation thereof. NFC shall pay such Liquidity Lender the amount shown as due on any such certificate within 30 days following the date on which such certificate was delivered to NFC.

              SECTION 4.2.2. Post Default Rates. Without giving effect to
       Section 5.10 hereof, after the date on which any amount of any Liquidity Advance is due and payable (whether on the last day of an Interest Period, on the Scheduled Maturity Date, when a mandatory prepayment initially becomes due or upon acceleration or otherwise), or after any other monetary Obligation of NFC shall have become due and payable, NFC shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on the principal amount of Liquidity Advances then outstanding (whether or not the same shall then be due and payable) and each other monetary Obligation hereunder (but only if the same shall then be due and payable in accordance with the terms of this Liquidity Agreement) at a rate per annum equal to a margin of 1%t per annum plus
       (i) in the case of any Liquidity Advances then outstanding and in respect of which Interest Periods remain in effect, the respective interest rates then applicable to such Liquidity Advances, and (ii) in all other cases, a rate per annum equal to the rate per annum that would then be in effect with respect to a Ease Rate Advance.

              SECTION 4.3. Payments of Interest. Accrued interest in respect of each Liquidity Advance shall be payable in arrears (whether by acceleration, demand or otherwise) on each payment date set forth below:

                     (a) with respect to any Base Rate Advance, on the third Business Day following the end of each calendar quarter, beginning with the first such date to occur after such Base Rate Advance is made;

                     (b) with respect to any LIBOR Advance, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the three-month anniversary of the commencement of such Interest Period);

                     (c) in the case of any payment or prepayment, in whole or in part, of principal outstanding on any Liquidity Advance, on the amount and on the date of such payment or prepayment;

                     (d) with respect to any Base Rate Advance converted into a LIBOR Advance on a day when interest would not otherwise have been payable pursuant to clause (a), on the date of such conversion; and

                     (e) on that portion of any Liquidity Advance which is accelerated pursuant to Section 9.2, immediately upon such acceleration.

       Interest accrued on Liquidity Advances or other monetary Obligations arising under this Liquidity Agreement or any other Related Document after the date such amount is due and payable shall be payable upon demand.

              SECTION 4.4. Computation Basis. Interest accruing based on the Base Rate shall be computed on the basis of the actual number of days elapsed and a 365 (or, if applicable, 366) day year. Interest accruing based on LIBOR shall be computed on the basis of the actual number of days elapsed and a 360 day year.

              SECTION 4.5. Fees. (a) Commitment Fee. NFC agrees to pay to the Liquidity Agent for the account of each Liquidity Lender an ongoing commitment fee (the "Commitment Fee") equal to 0.225% per annum of the average daily unused portion of each such Liquidity Lender's Liquidity Commitment, such fee to accrue from the Closing Date until the Liquidity Commitment Termination Date. The Commitment Fee shall be computed based on the actual number of days elapsed and a year of 365 days. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter occurring after the Closing Date and on the Liquidity Commitment Termination Date.

              (b) Upfront Fee. NFC agrees to pay to the Liquidity Agent for the account of each Liquidity Lender, as applicable, an upfront fee (the "Upfront Fee") equal to (i) 0.075% of the initial Liquidity Commitment of such Liquidity Lender if such initial Liquidity Commitment is equal to or greater than $75,000,000, (ii) 0.05% of the initial Liquidity Commitment of such Liquidity Lender if such initial Liquidity Commitment is equal to or greater than $50,000,000 and less than $75,000,000 and (iii) 0.03% of the initial Liquidity Commitment of such Liquidity Lender if such initial Liquidity Commitment is equal to or greater than $25,000,000 and less than $50,000,000, which shall be payable immediately upon the Closing Date. In the event that (i) a Liquidity Lender's short-term credit rating is reduced to below A-1 by S&P or below P-1 by Moody's prior to its Liquidity Commitment Termination Date, and (ii) NFC elects to replace such Liquidity Lender pursuant to the teems of this Agreement, then such Liquidity Lender shall reimburse NFC for an amount equal to the unearned portion of the Upfront Fee (based on the remaining period from the date of such replacement to such Liquidity Lender's Scheduled Commitment Termination Date).

                                   ARTICLE V

                       CERTAIN LIBOR AND OTHER PROVISIONS

              SECTION 5.1. LIBOR Lending Unlawful. If any Liquidity Lender shall reasonably determine (which determination shall, upon notice thereof to NFC and the other Liquidity Lenders, be conclusive and binding on NFC) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Liquidity Lender to make, continue or maintain any Liquidity Advance as, or to convert any Liquidity Advance into, a LIBOR Advance, the obligation of such Liquidity Lender to make, continue or maintain or convert any such Liquidity Advance as a LIBOR Advance shall, upon such determination, forthwith be suspended until such Liquidity Lender shall notify the Liquidity Agent and NFC that the circumstances causing such suspension no longer exist, and NFC shall immediately convert (in the manner provided for in Section 3.8) all LIBOR Advances of such Liquidity Lender into Base Rate Advances at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

              SECTION 5.2. Deposits Unavailable. If the Liquidity Agent shall have reasonably determined that

                     (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to all Reference Lenders in the relevant market; or

                     (b) by reason of circumstances affecting all Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Advances; or

                     (c) the Majority Banks have notified the Liquidity Agent that, with respect to any interest rate otherwise applicable hereunder to any LIBOR Advances the Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective LIBOR Advances for such Interest Period.

       then, upon notice from the Liquidity Agent to NFC and the Liquidity Lenders, the obligations of all Liquidity Lenders under Section 3.6 and
       Section 3.8 to make or continue any Liquidity Advance as, or to convert any Liquidity Advances into, LIBOR Advances shall forthwith be suspended until the Liquidity Agent shall notify NFC and the Liquidity Lenders that the circumstances causing such suspension no longer exist.

              SECTION 5.3 . Increased Costs. etc. NFC agrees to reimburse each Liquidity Lender if any change in, or the introduction, adoption, interpretation or reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority of competent jurisdiction increases or would increase the cost to such Liquidity Lender of, or reduces or would reduce the amount of any sum receivable by such Liquidity Lender in respect of, making, continuing or maintaining (or its obligation to make, continue or maintain) any Liquidity Advance as, or of converting (or of its obligation to convert) any Liquidity Advance into, a LIBOR Advance and such amount is not otherwise recoverable by such Liquidity Lender under Section 4.2.1.(b) hereof. Such Liquidity Lender shall promptly notify the Liquidity Agent, NFC and the Rating Agencies in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Liquidity Lender for such increased costs or reduced amount. Such additional amounts shall be payable by NFC directly to such Liquidity Lender within five days of its receipt of such notice and such notice shall, in the absence of demonstrable error, be conclusive and binding on NFC.

              SECTION 5.4. Funding Losses. In the event any Liquidity Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Liquidity Lender to make, continue or maintain any portion of the principal amount of any Liquidity Advance as, or to convert any portion of the principal amount of any Liquidity Advance into, a LIBOR Advance) as a result of

                     (a) any conversion or repayment or prepayment (for any reason, including, without limitation, as a result of the acceleration of the maturity of a LIBOR Advance or the assignment of a LIBOR Advance pursuant to Section 5.9 hereof) of the principal amount of any LIBOR Advance on a date other than the scheduled last day of the Interest Period applicable thereto;

                     (b) any Liquidity Advance not being made as a LIBOR Advance in accordance with the Borrowing Request therefor; or

                     (c) any Liquidity Advance not being continued as, or converted into, a LIBOR Advance in accordance with the Continuation/Conversion Notice therefor,

       then, after notice by such Liquidity Lender of such loss or expense to NFC (with a copy to the Liquidity Agent and the Rating Agencies), NFC shall, within five Business Days of its receipt thereof, pay directly to such Liquidity Lender such amount as will (in the reasonable determination of such Liquidity Lender) reimburse such Liquidity Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on NFC.

              SECTION 5.5. Increased Capital Costs. If any change in, or the introduction, adoption, interpretation or reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority of competent jurisdiction affects or would affect the amount of capital required or reasonably expected to be maintained by any Liquidity Lender or any Person directly or indirectly controlling such Liquidity Lender, and such Liquidity Lender reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Liquidity Commitment or the Liquidity Advances made by such Liquidity Lender is reduced to a level below that which such Liquidity Lender or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Liquidity Lender to NFC and the Rating Agencies, NFC shall pay within five Business Days of demand directly to such Liquidity Lender or to such controlling Person additional amounts sufficient to compensate such Liquidity Lender or such controlling Person for such reduction in rate of return. A statement of such Liquidity Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail), shall, in the absence of demonstrable error, be conclusive and binding on NFC. In determining such amount, such Liquidity Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

              SECTION 5.6. Taxes. All payments by NFC of principal of, and interest on, the Liquidity Advances and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise and other taxes imposed on or measured by any Liquidity Lender's net income by the United States of America or any jurisdiction under the laws of which such Liquidity Lender is organized or maintains an office (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by NFC hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then NFC will

                     (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                     (b) promptly forward to the Liquidity Agent an official receipt or other documentation satisfactory to the Liquidity Agent evidencing such payment to such authority; and

                     (c) pay to the Liquidity Agent for the account of the Liquidity Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Liquidity Lender will equal the full amount such Liquidity Lender would have received had no such withholding or deduction been required.

       Moreover, if any Taxes are directly asserted against the Liquidity Agent or any Liquidity Lender with respect to any payment received by the Liquidity Agent or such Liquidity Lender hereunder, the Liquidity Agent or such Liquidity Lender may pay such Taxes and NFC will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

              If NFC fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Liquidity Agent, for the account of the respective Liquidity Lenders, the required receipts or other required documentary evidence, NFC shall indemnify the Liquidity Lenders and the Liquidity Agent for any incremental Taxes, interest or penalties that may become payable by any Liquidity Lender or the Liquidity Agent as a result of any such failure. For purposes of this Section 5.6, a distribution hereunder by the Liquidity Agent or any Liquidity Lender to or for the account of any Liquidity Lender shall be deemed a payment by NFC.

              Each Liquidity Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the initial due date of any payments hereunder and (to the extent permissible under then current law) on or about the first scheduled payment date in each calendar year thereafter, execute and deliver to NFC and the Liquidity Agent, one or more (as NFC or the Liquidity Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Liquidity Lender is exempt from withholding or deduction of Taxes. NFC shall not, however, be required to pay any increased amount under this Section 5.6 to any Liquidity Lender that is organized under the laws of a jurisdiction other than the United States if such Liquidity Lender fails to comply with the requirements set forth in this paragraph.

              SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by NFC pursuant to this Liquidity Agreement, the Liquidity Advance Notes and any other Liquidity Document shall be made by NFC to the Liquidity Agent for the pro rata account, on the basis of Liquidity Advances Outstanding, or if no Liquidity Advances are outstanding, on the basis of Liquidity Commitments, of the Liquidity Lenders entitled to receive such payment. All such payments required to be made to the Liquidity Agent by NFC shall be made, without setoff, deduction or counterclaim on the date due, in same day or immediately available funds, to the account established pursuant to Section 3.7(a) or such other account as the Liquidity Agent shall specify from time to time by notice to NFC. The Liquidity Agent shall promptly upon receipt thereof remit in same day funds to each Liquidity Lender its share, if any, of such funds received by the Liquidity Agent for the account of such Liquidity Lender. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by the second proviso of the definition of the term "Interest Period" with respect to LIBOR Advances) be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

              SECTION 5.8. Sharing of Payments. If any Liquidity Lender shall obtain any payment or other recovery (whether voluntary or involuntary) on account of any Liquidity Advance (other than pursuant to the terms of Sections 5.3, 5.4, 5.5 and 5.6) in excess of its pro rata share of payments, on the basis of Liquidity Advances Outstanding, or if no Liquidity Advances are outstanding, on the basis of Liquidity Commitments, then or therewith obtained by all Liquidity Lenders, such Liquidity Lender shall purchase from the other Liquidity Lenders such participation in Liquidity Advances made by them as shall be necessary to cause such purchasing Liquidity Lender to share the excess payment or other recovery with each of them on a Pro rata basis, computed on the basis of each Liquidity Lender's Liquidity Advances Outstanding or Liquidity Commitment, as the case may be, on the date of such computation; Provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Liquidity Lender, the purchase shall be rescinded and each Liquidity Lender which has sold a participation to the purchasing Liquidity Lender shall repay to the purchasing Liquidity Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Liquidity Lender's ratable share (according to the proportion of

                     (a) the amount of such selling Liquidity Lenders required repayment to the purchasing Liquidity Lender to

                     (b) the total amount so recovered from the purchasing Liquidity Lender)

       of any interest or other amount paid or payable by the purchasing Liquidity Lender in respect of the total amount so recovered. NFC agrees that any Liquidity Lender so purchasing a participation from another Liquidity Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Liquidity Lender were the direct creditor of NFC in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Liquidity Lender receives a secured claim to which this Section applies, such Liquidity Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Liquidity Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 5.9. Replacement of Liquidity Lenders. (a) If at any time the credit rating assigned to the short-term obligations of any Liquidity Lender (an "Affected Liquidity Lender") is withdrawn or downgraded below the rating then assigned by S&P or Moody's, respectively, to the Commercial Paper Notes, NFC may, upon five Business Days' prior written notice given to the Liquidity Agent and such Affected Liquidity Lender, replace such Affected Liquidity Lender with an Eligible Liquidity Lender or a Liquidity Lender already party to this Liquidity Agreement and such replacement shall be made in accordance with clause
(a) of Section 11.11.1 and the proviso of clause (b) of this Section 5.9; provided, however, that no such replacement pursuant to this clause (a) shall be effective unless S&P and Moody's shall have confirmed in writing to NFC and the Liquidity Agent that such replacement (i) would not result in a withdrawal or reduction of the rating by S&P or Moody's of the Commercial Paper Notes below the rating then assigned by such Rating Agency to the Commercial Paper Notes or
(ii) if the Commercial Paper Notes are then rated less than A-1 by S&P or P-1 by Moody's, would result in an upgrade of the rating by S&P or Moody's of the Commercial Paper Notes over the rating then assigned by such Rating Agency to the Commercial Paper Notes.

     (b) In the event that (i) any Liquidity Lender shall have notified the Liquidity Agent or NFC (and shall not have retracted such notification) that its compliance with any of its obligations hereunder would be unlawful, (ii) any Liquidity Lender fails to extend its Liquidity Commitment upon request, (iii) NFC is required pursuant to Section 4.2.1(b) or Sections 5.3 through 5.6 to make any payment to or on behalf of any Liquidity Lender (or would be so required on or prior to the next following date on which a payment hereunder (other than pursuant to Section 5.6) is required to be made to or for any such Liquidity Lender) or (iv) any Liquidity Lender shall have failed to fund any Liquidity Advance when required hereunder, then NFC shall have the right, at its own expense, upon notice to such Liquidity Lender and the Liquidity Agent, to require such Liquidity Lender, and such Liquidity Lender hereby agrees, to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.11) all the interests, rights and obligations of such Liquidity Lender to an Eligible Liquidity Lender provided by NFC; provided, however, that (w) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority, (x) such assignment shall be without recourse, representation and warranty and shall be on terms and conditions reasonably satisfactory to such replaced Liquidity Lender and such replacement Eligible Liquidity Lender, (y) the purchase price paid by such replacement Eligible Liquidity Lender shall be in an amount equal to the aggregate amount of all Liquidity Advances owed to such replaced Liquidity Lender, and (z) NFC or such Eligible Liquidity Lender,

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


as the case may be, shall pay to such replaced Liquidity Lender in same day funds on the date of such assignment the principal of and interest accrued to the date of payment on the Liquidity Advances made by such replaced Liquidity Lender hereunder and all other amounts accrued for such replaced Liquidity Lender's account or owed to it hereunder, including those amounts owed pursuant to Section 4.2.l(b) and Sections 5.3 through 5.6.

     SECTION 5.10. Order and Priority. Notwithstanding any other provision of this Liquidity Agreement (other than Section 4.2.2.), the Liquidity Agent and the Liquidity Lenders agree that the Obligations of NFC to the Liquidity Agent and the Liquidity Lenders hereunder shall be payable in the order and priority net forth in Section 2.01 and 5.02(b), as applicable, of the Collateral Agreement. The Liquidity Agent and the Liquidity Lenders agree that, during any period prior to the 18 month anniversary of the Amortization Commencement Date that Commercial Paper Notes shall be outstanding (any such period being a "Specified Period"), the Obligations shall be due and payable only to the extent that NFC's assets and the Fronting Letter of Credit Amount are sufficient to pay the same. If, during any Specified Period, the Liquidity Lenders shall exercise their rights, pursuant to Section 9.2(ii), to accelerate the Obligations, such acceleration shall have the limited effect of (i) causing the interest rates contemplated in Section 4.2.2 to become effective with respect to the outstanding Obligations and (ii) allowing the Liquidity Lenders, in any determination of the Liquidity Lenders' allocative share of any disbursement to be made to Secured Parties under the Collateral Agreement or otherwise among creditors of NFC, to treat all of the Obligations as then being due and payable. No claims of the Liquidity Lenders arising under or in connection with this Liquidity Agreement are intended to be impaired or waived by this Section 5.10.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Effectiveness. This Liquidity Agreement shall become effective on the date (the "Closing Date") when all of the conditions set forth in Section 6.1 have been satisfied (and each Liquidity Lender's signature hereto evidences that such conditions have been satisfied with respect to such Liquidity Lender).

     SECTION 6.1.1 Organic Documents, Resolutions. The Liquidity Agent shall have received: (1) a copy of NFC's certificate of incorporation, including all amendments thereto, certified as a recent date by the Secretary of State of the

State of Delaware, and a certified copy of all other Organic Documents of NFC, and such certificate, articles or Organic Documents shall be in form and substance satisfactory to the Liquidity Agent and its counsel, and a certificate as to the good standing of NFC as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of NFC dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of NFC as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B) that attached thereto is a true and complete copy of resolutions in form and substance satisfactory to the Liquidity Agent and its counsel and duly adopted by the Board of Directors of NFC authorizing the execution, delivery and performance of this Liquidity Agreement and each of the other Related Documents to which NFC is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of NFC has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing this Liquidity Agreement and each of the other Related Documents to which NFC is a party or any other document delivered in connection herewith or therewith on behalf of NFC; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Liquidity Agent may reasonably request.

     SECTION 6.1.2. Liquidity Agreement. The Liquidity Agent shall have received executed counterparts of this Liquidity Agreement, duly executed by NFC, the Liquidity Agent, and each Liquidity Lender.

     SECTION 6.1.3. Liquidity Advance Notes. The Liquidity Agent shall have received, for the account of each Liquidity Lender, such Liquidity Lender's Liquidity Advance Notes duly executed and delivered by NFC.

     SECTION 6.1.4. Master Collateral Agency Agreement; Collateral Sharing Agreement and Collateral Agreement. (a) The Liquidity Agent shall have received executed counterparts of the Collateral Agreement, dated as of the Closing Date, duly executed by NFC, the Agent, the Liquidity Agent, the Depositary, the Placement Agent, the Dealer, the A Support Credit Enhancer and the B Support Credit Enhancers.

     (b) The Liquidity Agent shall have received executed counterparts of the Collateral Sharing Agreement, dated as of the

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


Closing Date, duly executed by the Agent and the B Support Credit Enhancers.

     (c) The Liquidity Agent shall have received executed counterparts of the Master Collateral Agency Agreement, dated as of the Closing Date, duly executed by NFC, National, the Agent and the Master Collateral Agent, in the form of Exhibit D to the Loan Agreement, designating NFC as a "Financing Source" and the Agent as a "Beneficiary thereunder with respect to Vehicles financed with the proceeds of Loans pursuant to the Loan Agreement and the Supplement thereto, dated as of the Closing Date, duly executed by NFC, National, the Master Collateral Agent and the B Support Credit Enhancers designating the B Support Credit Enhancers as a "Beneficiary" of NFC.

     SECTION 6.1.5. Loan Agreement. The Liquidity Agent shall have received executed counterparts of the Loan Agreement, dated as of the Closing Date, duly executed by NFC and National, and copies of all documents and opinions required to be delivered to NFC thereunder, and all conditions to the effectiveness thereof set forth therein shall have been satisfied in all respects.

     SECTION 6.1.6. Letter of Credit Agreements. The Liquidity Agent shall have received executed counterparts of (i) the A Letter of Credit Issuance Agreement, dated as of the Closing Date, duly executed by NFC, National and the A Credit Enhancer, (ii) the A Support Letter of Credit Agreement dated as of the A Closing Date, duly executed by the A Credit Enhancer Support Credit Enhancer,
(iii) the A Support Reimbursement Agreement, dated as of the Closing Date, duly executed by NFC, National and the A Support Credit Enhancer, (iv) the B Letter of Credit Reimbursement Agreement, dated as of the Closing Date, duly executed by NFC, National and the B Credit Enhancer and (v) the B Support Letter of Credit Reimbursement Agreement, dated as of the Closing Date, duly executed by NFC, National and the B Support Credit Enhancers, and, in each case, all conditions to the effectiveness thereof set forth therein shall have been satisfied in all respects. The A Letter of Credit in an amount equal to $85,000,000 shall have been delivered to the Agent and shall be in full force and effect, and the A Credit Enhancer shall not have a short-term rating lower than A-1 from S&P and P-1 from Moody's. The B Letter of Credit in an amount equal to $60,000,000 shall have been delivered to the Agent and shall be in full force and effect, and the B Credit Enhancer shall not have a short-term rating lower than A-1 from S&P and P-1 from Moody's.

     SECTION 6.1.7. Depositary Agreement. The Liquidity Agent shall have received executed counterparts of the Depositary Agreement, dated as of the Closing Date, duly executed by NFC and the Depositary, and all of the conditions to the effectiveness

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


thereof set forth therein shall have been satisfied in all respects.

     SECTION 6.1.8. Dealer Agreement; Placement Agency Agreement. The Liquidity Agent shall have received executed counterparts of the Dealer Agreement, dated as of the Closing Date, duly executed by NFC and each Dealer, and all of the conditions to the effectiveness thereof set forth therein shall have been satisfied in all respects. The Liquidity Agent shall have received executed counterparts of the Placement Agency Agreement, dated as of the Closing Date, duly executed by NFC and each Placement Agent, and all of the conditions to the effectiveness thereof set forth therein shall have been satisfied in all respects.

     SECTION 6.1.9. Closing Date Certificate. The Liquidity Agent shall have received a Closing Date Certificate, dated the Closing Date, duly executed and delivered by an Authorized Officer of NFC, in which NFC shall have represented and warranted that the representations and warranties of NFC in the Related Documents are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of the Closing Date and that no Amortization Event, Limited Amortization Event, Loan Event of Default or, to the best of such Authorized Officer's knowledge, Potential Amortization Event or Potential Loan Event of Default has occurred and is continuing, and, at the time such certificate is delivered, the Liquidity Agent shall be satisfied that such statements are in fact true and correct (in all material respects to the extent that any such statements do not incorporate a materiality limitation in their terms).

     SECTION 6.1.10. Accounts. The Commercial Paper Account, the Master Collateral Account, the Termination Advance Account, the Cash Reserve Account and the Collateral Account shall have been established and shall be in full force and effect.

     SECTION 6.1.11. Rating Letters. The Liquidity Agent shall have received as of the Closing Date a confirmation letter from each of S&P and Moody's to the effect that the Commercial Paper Notes shall have been given a rating of at least A-1 by S&P and P-1 by Moody's, which ratings shall be in full force and effect.

     SECTION 6.1.12. Vehicles; Repurchase Programs. etc. National shall have good and marketable title to each Vehicle purchased or financed by it with the proceeds of the Loans, free and clear of all Liens and encumbrances, other than any Permitted Liens. Each Repurchase Program shall be in full force and effect, and shall be enforceable against the related Manufacturer.

     SECTION 6.1.13. Assignments. (a) National shall have granted to the Master Collateral Agent, for the benefit of NFC and the Agent on behalf of the Secured Parties, a first priority security interest in all Vehicles now or hereafter purchased by National with the proceeds of Loans.

          (b) NFC shall have granted to the Agent a first priority security interest in its right, title and interest in and to the Assigned Collateral.

          (c) The Liquidity Agent shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Repurchase Program, dated as of the Closing Date, duly executed by NFC, National, the Master Collateral Agent and each Eligible Manufacturer.

     SECTION 6.1.14. Board of Directors. The Liquidity Agent shall consent to the composition of NFC's Board of Directors (including the independent directors), which consent shall not be unreasonably withheld.

     SECTION 6.1.15. Solvency Certificate. The Liquidity Agent shall have received a certificate, dated the Closing Date, and duly executed by a Financial Officer of NFC, in scope and substance satisfactory to the Liquidity Agent, to the effect that NFC will be solvent after giving effect to the transactions contemplated by this Liquidity Agreement, each of the other Related Documents and the issuance and sale of the Commercial Paper Notes.

     SECTION 6.1.16. Closing Fees and Expenses. The Liquidity Agent shall have received for its own account and for the account of the Liquidity Lenders any fees and expenses due and payable pursuant to Sections 4.5 and 11.3 and any fees and expenses due and payable pursuant to any fee letters or commitment letters entered into with any Liquidity Lender and/or the Liquidity Agent.

     SECTION 6.1.17. Certified Copy of Repurchase Program. The Liquidity Agent shall have received from NFC a copy of the materials delivered to NFC by National pursuant to Section ll.l(p) of the Loan Agreement.

     SECTION 6.1.18. Opinions. The Liquidity Agent shall have received opinions of counsel, addressed to the Liquidity Agent and the Liquidity Lenders hereto, reasonably satisfactory in form and substance to the Liquidity Agent and the Liquidity Lenders.

     SECTION 6.1.19. Notation of Liens. The Liquidity Agent shall have received evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic confirmation of such filing) that all filings (including filings of financing statements on form UCC-1) and recordings have been accomplished as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of (a) the Master Collateral Agent in the Loan Collateral and (b) the Agent in the Assigned Collateral for the benefit of the Secured Parties.

     SECTION 6.1.20. Offering Materials. Each offering circular, offering memorandum (including, without limitation, the Offering Memorandum) or information circular to be used by NFC, the Placement Agents or the Dealers in connection with the offer or sale of Commercial Paper Notes, insofar as it describes or refers to the Liquidity Agent or any Liquidity Lender, shall be reasonably satisfactory to the Liquidity Agent or such Liquidity Lender, respectively.

     SECTION 6.1.21. Savory Legal Form. This Liquidity Agreement, each of the other Related Documents and all other documents executed or submitted pursuant hereto or thereto by or on behalf of NFC shall be satisfactory in form and substance to the Liquidity Agent and its counsel; and the Liquidity Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Liquidity Agent or its counsel may have reasonably requested not later than 3 Business Days prior to the Closing Date.

     SECTION 6.1.22. Credit Rating of Initial Liquidity Lenders. As of the Closing Date, each initial Liquidity Lender shall have a credit rating assigned to its short-term obligations of at least A-1 by S&P and P-1 by Moody's.

     SECTION 6.1.23. Vehicle Title Nominee Agreement; GM Guaranty. The Liquidity Agent shall have received an executed copy of the Vehicle Title Nominee Agreement substantially in the form of Exhibit F to the Loan Agreement. The Liquidity Agent shall have received an executed copy of the GM Guaranty substantially in the form of Exhibit G to the Loan Agreement.

     SECTION 6.1.24. Assignment of GMAC Lien: Filing of UCC Termination Statements. The Liquidity Agent shall have received: (a) an executed copy of an assignment agreement, pursuant to which GMAC has assigned its Lien with respect to the Initial Vehicles to the Master Collateral Agent; and (b) evidence (which may be telephonic) of the filing of proper financing statements (form UCC-3) necessary to release all security interests and other rights of GMAC in the Initial Vehicles previously granted by Old National to GMAC.

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


     SECTION 6.2. Conditions to the Making of Each Revolving Advance. The obligation of any Liquidity Lender to make any Revolving Advance (including any continuation or conversion thereof pursuant to Section 3.8 except as otherwise specified below) hereunder is subject to the satisfaction of the following conditions:

     SECTION 6.2.1. Representations and Warranties. On the date of the making of such Revolving Advance (other than any continuation or conversion thereof pursuant to Section 3.8) and after giving effect thereto, the representations and warranties of NFC set forth in Article VII hereof, or in any other Related Document to which NFC in a party, shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) as of such earlier date).

     SECTION 6.2.2. No Amortization Event; Loan Event of Default. (a) On the date of the making of such Revolving Advance, continuation or conversion, and after giving effect thereto, no Amortization Event or Loan Event of Default shall have occurred and be continuing.

     (b) On the date of the making of such Revolving Advance (other than any continuation or conversion thereof pursuant to Section 3.8), and after giving effect thereto, no Potential Amortization Event or Potential Loan Event of Default shall have occurred and be continuing.

     SECTION 6.2.3. No Borrowing Base Deficiency. A Borrowing Base Deficiency shall not exist after giving effect to the application of funds in accordance with Section 5.2 of the Collateral Agreement and the making of such Revolving Advance, continuation or conversion would not result in a Borrowing Base Deficiency.

     SECTION 6.2.4. Availability. (a) The amount available to be drawn under the Fronting Letters of Credit or on deposit in the Cash Collateral Accounts shall not have been reduced to zero.

     (b) The aggregate amount of all Borrowings of Liquidity Advances requested by NFC to be made on such day shall not exceed the lesser of (i) the Aggregate Liquidity Commitment minus Outstanding Liquidity Advances (other than Commitment Termination Date Liquidity Advances) net of any amounts on deposit on such day in the Collateral Account set aside for the repayment of the

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


principal of, or interest on, Liquidity Advances, and (ii) the Borrowing Base (after giving effect to the use of the proceeds of such Liquidity Advances) minus the sum of (A) the aggregate Support Liquidity Disbursements Outstanding plus (B) the Aggregate Outstanding CP plus (c) the Outstanding Liquidity Advances net of any amounts on deposit on such day in the Collateral Account set aside for the repayment of the principal of, or interest on, Liquidity Advances or Support Liquidity Disbursements.

     SECTION 6.2.5. Attachments. Anything herein to the contrary notwithstanding, NFC shall not request (and the Agent on its behalf shall not be permitted to request) Revolving Advances after NFC has received notice that any of the Accounts, the Master Collateral Account, the Commercial Paper Account or the Cash Collateral Accounts or any funds on deposit in, or otherwise to the credit of any thereof aggregating $100,000 or more are or have become subject to any stay, writ, judgment, warrant of attachment, execution or similar process; provided, however, that if any such stay, writ, judgment, warrant of attachment, execution or similar process is removed or dismissed, NFC may recommence the requesting of Revolving Advances.

     SECTION 6.2.6. Receipt of Monthly Report. The Liquidity Agent shall have received, on or prior to the twentieth day of each month (or if not a Business Day, on the next succeeding Business Day), a Monthly Report relating to the Assigned Collateral as of the last Business Day of the immediately preceding month occurring on or immediately preceding such date.

     SECTION 6.2.7. Borrowing Request. The Liquidity Agent shall have received a Borrowing Request for such Borrowing.

     SECTION 6.2.8. Borrowing Base Certificate. The Liquidity Agent shall have received an Officer's Certificate, dated the date of the making of such Revolving Advance, duly executed and delivered by an Authorized Officer of NFC, certifying the amount of the Borrowing Base as of the close of business on the day immediately preceding such date.

     SECTION 6.3. Conditions Precedent to the Making of Each Refunding Advance. The obligation of any Liquidity Lender to make any Refunding Advance (including any Commitment Termination Date Liquidity Advance) and of the Swing Line Lender to make any Swing Line Advance shall be subject to the satisfaction of the following conditions at the time of making of such Refunding Advance or Swing Line Advance:

     SECTION 6.3.1. No Bankruptcy. (i) No Event of Bankruptcy of the type described in clauses (a) or (b) of the definition thereof with respect to NFC shall have occurred and be continuing

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


and (ii) no Event of Bankruptcy of the type described in clauses (a) or (b) of the definition thereof with respect to (1) the A Credit Enhancer shall have occurred and be continuing at any time prior to the funding in full of the Cash Collateral Account A and (2) the B Credit Enhancer shall have occurred and be continuing at any time prior to the funding in full of the Cash Collateral Account B and the Cash Collateral Account C.

     SECTION 6.3.2. Availability. The sum of (a) the amount available to be drawn under the Fronting Letters of Credit for LOC Credit Disbursements plus the amount of Support Liquidity Disbursements available for Conversion to Support Credit Disbursements and (b) the amount on deposit in the Cash Collateral Accounts for LOC Credit Disbursements, shall not have been reduced to zero.

     SECTION 6.3.3. No Borrowing Base Deficiency. A Borrowing Base Deficiency shall not exist after giving effect to the application of such Refunding Advance or Swing Line Advance; provided, however, that this provision shall not release the Liquidity Lenders from the obligation (upon receipt of a Borrowing Request in the appropriate amount) to make Refunding Advances or Swing Line Advances up to the amount of the then current Borrowing Base that would not cause a Borrowing Base Deficiency to exist.

     SECTION 6.3.4. Borrowing Request. The Liquidity Agent shall have received a Borrowing Request for such Borrowing.

     SECTION 6.3.5. Borrowing Base Certificate. The Liquidity Agent shall have received an Officer's Certificate, dated the date of the making of such Refunding Advance or Swing Line Advance, duly executed and delivered by an Authorized Officer of NFC, certifying the amount of the Borrowing Base as of the close of business on the day immediately preceding such date.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     To induce the Liquidity Lenders and the Liquidity Agent to enter into this Liquidity Agreement and to make Liquidity Advances hereunder, NFC represents and warrants to the Liquidity Agent and each Liquidity Lender as set forth in this
Article VII.

     SECTION 7.1. Existence and Power. NFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     There have been no amendments to the Organic Documents of NFC since the respective dates of the certified copies furnished to the Liquidity Agent pursuant to Section 6.1.1, other than amendments, if any, not prohibited by this Liquidity Agreement (copies of which have been furnished to the Liquidity Agent).

     SECTION 7.2. Authorization. The execution, delivery and performance by NFC of this Liquidity Agreement and each of the other Related Documents to which it is a party are within NFC's corporate powers and have been duly authorized by all necessary corporate action. This Liquidity Agreement and each other Related Document to which NFC is a party have been duly executed and delivered by NFC.

     SECTION 7.3. Binding Effect. This Liquidity Agreement and each other Related Document to which NFC is a party constitutes a legal, valid and binding obligation of NFC enforceable against NFC in accordance with its respective terms (except as may be limited by bankruptcy, moratorium or other laws affecting creditors' rights generally and subject to limitations imposed by equitable principles).

     SECTION 7.4. Financial Information: Financial Condition. All balance sheets, all statements of operations, of shareholders' equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by NFC to Liquidity Lenders pursuant to Section 8.1.1 have been and will be Prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

     SECTION 7.5. Litigation. There is no action, suit or proceeding pending against or, to the knowledge of NFC, threatened against NFC before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision that could materially adversely affect the consolidated financial position, consolidated results of operations, business, properties, performance, prospects or condition (financial or otherwise) of NFC or which in any manner draws into question the validity or enforceability of this Liquidity Agreement or any other Related Document or the ability of NFC to comply with any of the respective terms thereunder.

     SECTION 7.6. No ERISA Plan. NFC has not established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of ERISA, and will not do so, so long as the Liquidity Commitment Termination Date has not occurred, or any amount is owing to a Liquidity Lender hereunder.

     SECTION 7.7. Tax Filings and Expenses. NFC has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of NFC, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by NFC, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. NFC has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its corporate existence and its qualification as a foreign corporation authorized to do business in each State in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a Material Adverse Effect.

     SECTION 7.8. Disclosure. The materials listed on Annex B hereto and furnished to the Liquidity Agent or any Liquidity Lender in connection with this Liquidity Agreement were at the time the same were so furnished, complete and correct in all material respects.

     SECTION 7.9. Investment Company Act; Securities Act. NFC is not controlled by an "investment company" and is not required to register as an "investment company" under the Investment Company Act. The Commercial Paper Notes are exempt from registration under Section 3(a)(3) of the Securities Act of 1933, as amended. It is not necessary in connection with the issuance of the Commercial Paper Notes under the circumstances contemplated by this Liquidity Agreement and the other Related Documents to qualify any indenture under the Trust Indenture Act of 1939, as amended.

     SECTION 7.10. Margin Regulations. No proceeds of any Liquidity Advance or the sale of any Commercial Paper Note will be used to purchase or carry any "as "margin stock" (as defined or used in Regulation G, T, U or X of the F.R.S. Board or any successor thereto) or to extend credit to others for such purpose. NFC is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

     SECTION 7.11. No Consent. No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery and performance of this Liquidity Agreement or any other Related

Document by NFC for the payment of any amounts by NFC hereunder or thereunder or for the performance of any of NFC's obligations hereunder or thereunder other the" such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by NFC prior to the Closing Date.

     SECTION 7.12. No Violation of Laws, etc. The execution and delivery of this Liquidity Agreement and each of the other Related Documents, compliance with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not result in (a) a breach or violation of, and do not contravene, or constitute a default under, (i) any law or governmental rule or regulation applicable to NFC now in effect, (ii) any provision of any Organic Document of NFC, (iii) any judgment, injunction, order or decree of any Governmental Authority against NFC or any of its assets, or
(iv) any agreement, contract or instrument to which NFC is a party or by which it or any of its assets is bound, (b) the acceleration of any obligations of NFC, or (c) the creation or imposition of any Lien on any assets of NFC other than in favor of the Agent or the Master Collateral Agent or as permitted by the Related Documents.

     SECTION 7.13. Ownership; Subsidiaries. As of the Closing Date, 100% of the common stock of NFC is owned by National. As of the Closing Date, NFC has no Subsidiaries and owns no capital stock of, or other interest in, any other Person.

     SECTION 7.14. Solvency. Both before and after giving effect to the transactions contemplated by this Liquidity Agreement and the other Related Documents, NFC is solvent and NFC is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law, or of any other event of the type described in Section 9.1.7 hereof.

     SECTION 7.15. No Security Interest. (A) There is no effective financing statement listing NFC as debtor (other than any which may have been filed on behalf of the Agent) covering any of the Assigned Collateral that is on file in any public office; (B) at the date of each deposit of Deposited Funds in the Commercial Paper Account there are no Liens on the Deposited Funds or the Commercial Paper Account, except the assignment made pursuant to the Collateral Agreement in favor of the Agent; and (C) NFC is and will be the lawful owner of (with good and marketable title to), and has and will have beneficial ownership of (or the benefit, through the Master Collateral Agent, of a first priority perfected security interest, in the case of the Vehicles and the Repurchase Programs), all Assigned Collateral, free and clear of all Liens except Permitted Liens.

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


     SECTION 7.16. Repurchase Programs. On the date of each Borrowing, each Manufacturer and each Repurchase Program in respect of which any portion of the Borrowing Base is calculated (including any portion of the Borrowing Base comprising the value of any Loans used to purchase Vehicles from such Manufacturer or finance Vehicles of such Manufacturer) shall be an Eligible Manufacturer and Eligible Repurchase Program, respectively.

     SECTION 7.17. Other Representations. All representations and warranties of NFC made in each Related Document to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and are repeated herein as though fully set forth herein.

                                  ARTICLE VIII

                                    COVENANTS

     SECTION 8.1. Affirmative Covenants. NFC covenants and agrees with the Liquidity Agent and each Liquidity Lender that, until all Liquidity Commitments have terminated and all Obligations have been paid or performed in full, unless the Majority Banks shall otherwise consent in writing, NFC will perform the covenants set forth in this Section 8.1.

     SECTION 8.1.1. Information. NFC will deliver to the Liquidity Agent, each Rating Agency, the Placement Agents and the Dealers:

          (a) promptly upon the delivery by National to NFC, a copy of the financial information and other materials required to be delivered by National to NFC and the Agent pursuant to Section 9.7(i) of the Loan Agreement;

          (b) promptly upon the delivery by National to NFC, copies of the financial information and other materials required to be delivered by National to NFC and the Agent pursuant to Section 9.7(ii) of the Loan Agreement;

          (c) from time to time such additional information regarding the financial position, results of operations or business of National and its Subsidiaries as the Liquidity Agent may reasonably request to the extent that National delivers such information to NFC pursuant to Section 9.7(vi) of the Loan Agreement;

          (d) at the time of delivery of the items described in clauses (a) and
     (b) above, a consolidating balance sheet and statement of earnings in respect of National and its

     Subsidiaries as of such date or for the year to date period ending on such date;

          (e) at the time of delivery of the items described in clauses (a) and
     (b) above, a certificate of an officer of NFC that, except as provided in any certificate delivered in accordance with Section 8.1.9, no Amortization Event, Loan Event of Default or (to the best of such officer's knowledge) Potential Amortization Event or Potential Loan Event of Default has occurred or is continuing during such fiscal quarter;

          (f) on or prior to June 30 of each year, a certificate of the chief financial officer of NFC certifying that (i) the ratings assigned by the Rating Agencies in respect of the commercial paper issued by NFC have not been withdrawn or downgraded below A-1 by S&P or P-1 by Moody's since the date of thin Liquidity Agreement, (ii) no Rating Agency has determined that the face amount of either of the Fronting Letters of Credit must be increased, (iii) no change in the Repurchase Program of any Manufacturer in respect of any new model year shall have given rise to any request on the part of the Rating Agencies that any modification be made to the Loan Agreement or any other Related Document, and (iv) NFC has apprised the Rating Agencies of all material changes in the Repurchase Programs occurring since the date of this Liquidity Agreement;

          (g) promptly following the introduction of any prospective change in any Repurchase Program or the introduction of any new Repurchase Program by an existing Manufacturer, notice and a copy of the same;

          (h) on or prior to the twentieth day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a copy of the Monthly Report relating to the Assigned Collateral as of the last Business Day of the immediately preceding month received by NFC from National pursuant to Section 9.7(iv) of the Loan Agreement; and

          (i) on each Business Day when any Liquidity Advance is outstanding NFC shall cause the Agent to provide to the Liquidity Agent a statement setting forth (A) the maturity date and face amount of each outstanding Commercial Paper Note and (B) the aggregate principal amount of outstanding Liquidity Advances (or, at NFC's option, a statement updating any statement previously provided by NFC to the Liquidity Agent which contained such information as of a prior date);

     SECTION 8.1.2. Compliance with Covenants. NFC will comply with all covenants made by it and contained in each Related Document to which it is a party (subject to the grace periods set forth therein).

     SECTION 8.1.3. Payment of Obligations. NFC will pay and discharge, at or before maturity, all of its respective obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

     SECTION 8.1.4. [Reserved].

     SECTION 8.1.5. Maintenance of Existence. NFC will maintain its existence as a corporation validly existing and in good standing under the laws of the State of Delaware and duly qualified as a foreign corporation licensed under the laws of each state in which the failure to 80 qualify would have a material adverse effect on the business and operations of NFC.

     SECTION 8.1.6. Compliance with Laws. NFC will comply with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the failure to comply therewith is not reasonably likely to have a material adverse effect on the business and operations of NFC.

     SECTION 8.1.7. Inspection of Property, Books and Records. NFC will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP; and will permit representatives of the Liquidity Agent and, if an Amortization Event shall have occurred and is continuing, representatives of any Liquidity Lender, at NFC's expense, to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times and as often as the Liquidity Agent or such Liquidity Lender may reasonably deem appropriate (but not more often than once a month in the case (i) of any Liquidity Lender and (ii) of the Liquidity Agent prior to the occurrence of an Amortization Event).

     SECTION 8.1.8. Absence of Certain Actions. NFC will not take any action which would permit National to have the right to refuse to perform any of its obligations under the Loan Agreement.

     SECTION 8.1.9. Notice of Default. Promptly upon becoming aware of any Potential Amortization Event, Potential Loan Event of Default, Loan Event of Default or Amortization Event, NFC shall give the Liquidity Agent, the Dealers and each Rating Agency notice thereof, together with a certificate of the President, vice President or the principal financial officer of NFC setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by NFC.

     SECTION 8.1.10. Notice of Material Proceedings. Promptly upon becoming aware thereof, NFC shall give the Liquidity Agent, the Dealers and each Rating Agency written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting NFC which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of NFC or the ability of NFC to perform its obligations under this Liquidity Agreement or under any other Related Document to which it is a party.

     SECTION 8.1.ll. Further Requests. NFC will promptly furnish to the Liquidity Agent and each Rating Agency such other information as, and in such form as, the Liquidity Agent or any Rating Agency may reasonably request.

     SECTION 8.1.12. [Reserved].

     SECTION B.1.13. Further Assurances. NFC agrees to do such further acts and things, and to execute and deliver to the Liquidity Agent such additional assignments, agreements, powers and instruments, as the Liquidity Agent reasonably determines to be necessary to carry into effect the purposes of this Liquidity Agreement or to better assure and confirm unto the Liquidity Agent its rights, powers and remedies hereunder.

     SECTION 8.1.14. Repurchase Programs. NFC agrees that it will (i) provide the Liquidity Agent, the Dealers and each Rating Agency with at least 30 days' prior written notice of its intention to make Loans to National under the Loan Agreement for the purchase or financing of Vehicles manufactured by any new Manufacturer, (ii) provide the Liquidity Agent, the Dealers and each Rating Agency with a copy of the draft Repurchase Program of such Manufacturer as it then exists at the time of such notice and a copy of the final Repurchase Program promptly upon its being available and (iii) certify to the Liquidity Agent and the Liquidity Lenders that such new Manufacturer is an Eligible Manufacturer and that such Repurchase Program is an Eligible Repurchase Program at such time. In no event shall NFC agree, to the extent any consent of NFC is solicited or required by the Manufacturer or any assignor of such Repurchase Program, to any change in any Repurchase Program that is reasonably likely to materially adversely affect its rights or the rights of the Secured Parties with respect to any Vehicle previously purchased under such Repurchase Program.

     SECTION 8.1.15. Use of Proceeds of Commercial Paper Notes. NFC shall use the proceeds of the Commercial Paper Notes solely for one or more of the following purposes: (a) to pay matured Commercial Paper Notes when due, in accordance with the Depositary Agreement; (b) to fund Loaner and (c) to pay principal of, or interest on, any Liquidity Advance or any other amount payable by NFC under this Liquidity Agreement or to reimburse the Support Credit Enhancers or the Cash Reserve Account for any Support Liquidity Disbursement and any interest thereon or the Cash Collateral Accounts for any LOC Liquidity Disbursement and any interest thereon.

     Notwithstanding any provision of this Liquidity Agreement, on any day when any Liquidity Advance is outstanding, NFC shall not use the net proceeds of the issuance of Commercial Paper Notes to fund Loans.

     SECTION 8.1.16. Vehicles. NFC shall use commercially reasonable efforts to cause National to maintain good, legal and marketable title to the Vehicles purchased with proceeds of Loans, free and clear of all Liens except for Permitted Liens.

     SECTION 8.2. Negative Covenants. NFC covenants and agrees with the Liquidity Agent and each Liquidity Lender that until all Liquidity Commitments have been terminated and all Obligations have been paid or performed in full, unless the Majority Banks otherwise consent in writing, NFC will perform the obligations set forth in this Section 8.2.

     SECTION 8.2.1. Liens. NFC will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Assigned Collateral), the Accounts, the Commercial Paper Account, the Cash Collateral Accounts or the Deposited Funds, other than Liens created by or permitted under the Related Documents.

     SECTION 8.2.2. Other Indebtedness. Without (a) the prior written consent of the Majority Banks and (b) the prior receipt of written confirmation of the Rating Agencies that any such action will not result in the downgrading or withdrawal of the then current rating. of the Commercial Paper Notes by the Rating Agencies, NPC will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than Indebtedness under this Liquidity Agreement, Indebtedness evidenced by the Commercial Paper Notes and Indebtedness under or permitted under any other Related Document.

     SECTION 8.2.3. Consolidations and Mergers . NFC will not, except as may be permitted by the express written approval of the Majority Banks and upon the receipt of written confirmation of the Rating Agencies that such action will not result in the downgrading on withdrawal of the then current ratings on the Commercial Paper Notes of the Rating Agencies, merge with or into, enter into any joint venture or other association with, or consolidate with, any other Person.

     SECTION 8.2.4. Sales of Assets. NFC will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents and provided that the proceeds thereof are paid directly to the Collateral Account.

     SECTION 8.2.5. Acquisition of Assets. NFC will not acquire, by long-term or operating lease or otherwise, any Assets, except pursuant to the terms of the Related Documents.

     SECTION 8.2.6. Dividends, Officers' Compensation. etc. NFC will not declare or pay any dividends on any shares of its capital stock or make any other distribution on, or any purchase, redemption or other acquisition of, any shares of its capital stock, or pay any wages or salaries or other compensation to officers, directors, employees or others except out of earnings computed in accordance with GAAP.

     SECTION 8.2.7. Name; Chief Executive Office. NFC will neither (i) change the location of its chief executive office (within the meaning of the UCC) without sixty (60) days' prior notice to the Agent, the Liquidity Agent and each Rating Agency nor (ii) change its name without prior notice to the Agent, the Liquidity Agent and each Rating Agency sufficient to allow the Agent to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to perfect the interest of the Agent in the Assigned Collateral pursuant to the Collateral Agreement.

     SECTION 8.2.8. Organic Documents. NFC will not amend any of its Organic Documents without the written consent of the Majority Banks and each of the Rating Agencies.

     SECTION 8.2.9. Investments. NFC will not make, incur, or suffer to exist any loan, advance, extension of credit to, or other investment in, any Person other than pursuant to the Loan Agreement and with respect to Eligible Investments.

     SECTION 8.2.10. No Other Agreements; Amendments to Related Documents. NFC will not, without the prior written consent of the Majority Banks and GM, (i) enter into or be a party to any material agreement or instrument other than any Related Document or documents and agreements incidental thereto or (ii) amend, modify, waive or give any approval, consent or permission under, any provision of any Related Document to which it is a party other than, in the case of the Loan Agreement, A Support Reimbursement Agreement, B Letter of Credit Reimbursement Agreement, B Support Letter of Credit Reimbursement Agreement or the Depositary Agreement, such amendments that relate to minor administrative matters that do not amend or modify (A) the amount or timing of any payments (or priorities for payments) to be made under the Related Documents, (B) any rights in the Assigned Collateral (or any priorities or rights or restrictions on encumbrances with respect thereto), or (C) any prohibition or restriction on the incurrence of any Indebtedness under the Related Documents. Notwithstanding the foregoing provisions of this Section 8.2.10, NFC may, at any time and from time to time, without the consent of the Majority Banks, enter into any amendment, supplement or other modification to any Related Document, in form and substance satisfactory to the Liquidity Agent, to cure any apparent ambiguity or to correct or supplement any inconsistent provisions therein; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of the Liquidity Lenders and (ii) a copy of such amendment, supplement or other modification is furnished to the Liquidity Lenders and each of the Rating Agencies in accordance with the notice provisions hereof not later than ten days prior to the execution thereof.

     SECTION 8.2.11. Other Business. NFC will not engage in any business or enterprise or enter into any transaction other than the making of Loans to National under the Loan Agreement, the related exercise of its rights as a secured creditor, the issuance of Commercial Paper Notes, the incurrence of Indebtedness under thin Liquidity Agreement, the A Support Reimbursement Agreement, the B Letter of Credit Reimbursement Agreement and the B Support Letter of Credit Reimbursement Agreement, the incurrence and payment of ordinary course operating expenses and as otherwise contemplated by the Related Documents.

     SECTION 8.2.12. Maintenance of Separate Existence. NFC will do all things necessary to maintain its corporate existence separate and apart from that of National and Affiliates of National including, without limitation, (i) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records; (ii) maintaining at least two corporate directors who are Independent Directors; (iii) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business; (iv) not (A) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates, (B) having obligations guaranteed by any of its Affiliates, (C) holding itself out as responsible for debts of any of its

Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate other than as required by the Related Documents with respect to insurance on the Vehicles; (v) other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person; (vi) maintaining its financial records separate and apart from those of any other Person; (vii) compensating all its employees, officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds; (viii) maintaining office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates) and a telephone number separate and apart from that of any of its Affiliates; (ix) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (x) allocating, on an arm's-length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; (xi) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving NFC, National or any Affiliate of National, to substantively consolidate NFC with National or any Affiliate; (xii) remaining solvent and (xiii) conducting all of its business (whether written or oral) solely in its own name. NFC acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt dated June 7, 1995 and addressing the issue of substantive consolidation as it may relate to National, each Affiliate of National and NFC. NFC hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to NFC.

     SECTION 8.2.13. Offering Document. NFC will not include in any offering document for the Commercial Paper Notes any information regarding any Liquidity Lender which was not approved or furnished by such Liquidity Lender.

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



                                   ARTICLE IX
                               AMORTIZATION EVENTS

              SECTION 9.1. Amortization Event. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Amortization Event".

              SECTION 9.1.1. Non-Payment of Obligations. NFC shall (a) fail to repay maturing Commercial Paper Notes when due; (b) fail to make a payment within two Business Days of the Scheduled Maturity Date or prepayment (as a result of a mandatory prepayment requirement under Section 4.1.2) of principal of any Liquidity Advance within two Business Days of the date on which such payment is due; or (c) fail to make a payment of any interest on any Liquidity Advance, any fees or any other amounts payable hereunder within five Business Days of the date on which such payment is due.

              SECTION 9.1.2. Breach of Warranty. Any representation or warranty made by NFC herein or in any other Related Document to which it is a party shall have been incorrect in any material respect (to the extent that any such representation or warranty does not incorporate a materiality limitation in its terms) as of the date such representation or warranty is made and, which continues to be incorrect in any material respect (to the extent that any such representation or warranty does not incorporate a materiality limitation in its terms) for a period of 30 days after the earlier of (i) the date on which written notice thereof shall have been given to NFC by the Liquidity Agent or any Liquidity Lender and (ii) the date on which NFC obtains actual knowledge thereof, or any certificate, financial statement or any other material writing furnished by NFC pursuant to this Liquidity Agreement or any such other Related Document shall have been incorrect in any material respect when made (or deemed made) and, which continues to be incorrect in any material respect for a period of 10 days (other than with respect to any Officer's Certificate delivered with respect to the Borrowing Base, for which such period is one Business Day) after the earlier of (a) the date on which written notice thereof shall have been given to NFC by the Liquidity Agent or any Liquidity Lender and (b) the date on which NFC obtains actual knowledge thereof.

              SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. NFC shall default in the due performance and observance of any of its obligations under Section 8.2 and such default shall continue unremedied for a period of ten days after the earlier of (i) the date on which written notice thereof shall have been given to NFC by the Liquidity Agent or any Liquidity Lender and (ii) the date on which NFC obtains actual knowledge thereof.

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

              SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. NFC shall default in the due performance and observance of any covenant or agreement contained herein or in any other Related Document to which it is a party (other than those specified in Sections 9.1.1, 9 1.2 and 9.1.3), and, in the case of defaults other than with respect to Section
       8.1.8 or 8.1.9, such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to NFC by the Liquidity Agent or any Liquidity Lender or, in the case of Section 8.1.8 or 8.1.9, such default shall continue unremedied for a period of 30 days after NFC initially becomes aware of such failure to perform or comply with such covenant.

              SECTION 9.1.5. [Reserved].

              SECTION 9.1.6. Judgments. Any final and unappealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereof has not been stayed) judgment or order for the payment of money in excess of $100,000, shall be rendered against NFC and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days.

              SECTION 9.1.7. Bankruptcy. Insolvency. etc. The occurrence of any Event of Bankruptcy with respect to NFC or National.

              SECTION 9.1.8. Letters of Credit. Any of the following shall occur: (a) the A Letter of Credit or the B Letter of Credit shall not be in full force or effect unless the aggregate amount on deposit in the Cash Collateral Accounts is equal to the amount described in clause
       (c)(i) or (ii) below, as applicable; (b) (1) the A Letter of Credit Expiration Date shall have occurred without renewal or extension, an A LOC Termination Disbursement has not been made and no cash collateral account or other substitute enhancement has been provided or (2) the B Letter of Credit Expiration Date shall have occurred without renewal or extension, a B LOC Termination Disbursement has not been made and no cash collateral account or other substitute enhancement has been provided; or
       (c) the Fronting Letter of Credit Amount available for A LOC Credit Disbursements and B LOC Credit Disbursements plus the amount of Support Liquidity Disbursements available for Conversion to Support Credit Disbursements is, for a period of one business day, less than (i) the Required Enhancement Amount in effect on such day or (ii) from and after the occurrence of an Amortization Event, the amount described in clause
       (c)(i) that shall have been in effect on the day immediately preceding the occurrence of such Amortization Event.

              SECTION 9.1.9. Insolvency of Fronting Credit Enhancers. (a) Unless the Cash Collateral Account A shall theretofore have been funded to the full extent required under the terms of the

       Collateral Agreement upon an A Termination Demand, an Event of Bankruptcy shall have occurred with respect to the A Credit Enhancer or the A Credit Enhancer shall have repudiated the A Letter of Credit or shall have refused to honor a proper draw thereon or (b) unless the Cash Collateral Account B and the Cash Collateral Account C shall theretofore have been funded to the full extent required under the terms of the Collateral Agreement upon a B Termination Demand, an Event of Bankruptcy shall have occurred with respect to the B Credit Enhancer or the B Credit Enhancer shall have repudiated the B Letter of Credit or shall have refused to honor a proper draw thereon.

              SECTION 9.1.10. Independent Directors. NFC shall fail to have two or more Independent Directors on its board and such failure shall have continued for a period of 30 days.

              SECTION 9.1.11. Enforceability of or Default under Related Documents. (a) Any of the Related Documents or any portion thereof shall not be in full force and effect, enforceable in accordance with its terms or NFC, National or any Manufacturer shall so assert in writing or (b) any Loan Event of Default or Event of Default shall occur.

              SECTION 9.1.12. Investment Company. NFC shall have become an "investment company" or shall have become under the "control" of an "investment company" under the Investment Company Act.

              SECTION 9.1.13. Termination of Loan Commitment. The Loan Commitment Termination Date shall have occurred.

              SECTION 9.1.14. Program Downgrade. The rating on the Commercial Paper Notes shall have been downgraded to A-2 by S&P or P-2 by Moody's, or less, or withdrawn and all of the Liquidity Lenders shall have a rating of A-1, or better, by S&P and P-1 by Moody's.

              SECTION 9.1.15. Termination of Liquidity Commitments or Reduction of Aggregate Liquidity Commitment. The Liquidity Commitment Termination Date with respect to all Liquidity Lenders shall have occurred or the Aggregate Liquidity Commitment is reduced due to the failure of certain Liquidity Lenders to renew their Liquidity Commitments on any date to 50% or less than the Aggregate Liquidity Commitment in effect immediately prior to such reduction.

              SECTION 9.2. Action if Amortization Event. If any Amortization Event set forth in Sections 9.1.1, 9.1.6, 9.1.8, 9.1.9, 9.1.10, 9 1.12,
       9.1.13, 9.1.14 or 9.1.15 shall have occurred and be continuing, the Agent, upon having actual knowledge thereof, without the request or consent of the Liquidity Agent or the Majority Banks, in every such event and at any time thereafter during the continuance of such event, shall, and if any Amortization Event has occurred, the Agent, at the request or with the consent of the Majority Banks conveyed through the Liquidity Agent, shall, in every such event and at any time thereafter during the continuance of such event, by notice to NFC and National, at the same or different times, notify the Depositary, the Placement Agents and the Dealers of the occurrence of such Amortization Event, and instruct NFC and the Depositary to cease issuing Commercial Paper Notes and the right of NFC to issue Commercial Paper Notes shall automatically terminate. If any Amortization Event occurs under Section 9.1.7, without giving effect to any grace periods included in the definition of Event of Bankruptcy, the Liquidity Agent will instruct the Depositary and NFC to cease issuing Commercial Paper Notes. In addition, the Liquidity Agent may, (i) upon the occurrence of any Amortization Event, terminate the Liquidity Commitments hereunder if such Amortization Event is pursuant to Section
       9.1.7 with respect to NFC or Section 9.1.8(a) (unless another form of Credit Enhancement is available); (ii) upon the occurrence of any event specified in Sections 9.1.1 through 9.1.12 or 9.1.14 at the request, or with the consent, of Liquidity Lenders then holding, in the aggregate, Liquidity Commitments in excess of 50% of the Aggregate Liquidity Commitment (or, if the Aggregate Liquidity Commitment shall have been terminated, Liquidity Lenders then holding, in the aggregate in excess of 50% of the principal amount of Liquidity Advances then outstanding), by notice to NFC, declare the aggregate principal amount of any Liquidity Advances then outstanding, together with accrued interest and all fees and other Obligations hereunder, immediately due and payable whereupon all such principal, accrued interest, fees and other Obligations hereunder shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by NFC; provided, however, that in the case of any Amortization Event under Section 9.1.7 with respect to NFC, (A) the Liquidity Commitment of each Liquidity Lender shall automatically be terminated and (B) all such principal, interest, fees and other Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by NFC; (iii) instruct NFC to terminate the Loan Commitment and cease funding the purchase or financing of Vehicles under the Loan Agreement; and (iv) pursue any other right or remedy under this Liquidity Agreement and the other Related Documents or under applicable law or otherwise.

              SECTION 9.3. Limited Amortization Events. Each of the following events or occurrences described in this Section 9.3 shall constitute a "Limited Amortization Event".

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

              SECTION 9.3.1. Ineligibility of Manufacturer or Repurchase Program. (a) Any Manufacturer or any Repurchase Program shall cease to be an Eligible Manufacturer or an Eligible Repurchase Program, respectively,
       (b) a Manufacturer whose Repurchase Program is a Guaranteed Depreciation Program and/or any related auction dealers, or any other Manufacturer, shall fail to pay an aggregate amount in excess of the lesser of $25 million and the aggregate amount of repurchase obligations of such Manufacturer under its Repurchase Program in respect of Vehicles that are subject to Loans (or such other amount as shall have been agreed to for this purpose by NFC and the Majority Banks at the time that NFC proposes such Manufacturer for consideration as an "Eligible Manufacturer under the Related Documents), in each case, owed by it in respect of any Vehicles turned back in accordance with the terms of the related Repurchase Program and such failure shall continue for 90 days after the respective Turnback Dates for such Vehicles or (c) any Event of Bankruptcy shall have occurred with respect to any Manufacturer.

              SECTION 9.3.2. Termination of Liquidity Commitment. The Liquidity Commitment of any Liquidity Lender shall have been terminated and NFC shall have failed to replace any such Liquidity Lender.

              SECTION 9.3.3. Rating Downgrade of Liquidity Lender. A Rating Downgrade below A-2 by S&P or P-2 by Moody's shall occur and be continuing for 60 days (or such other period permitted by the Rating Agencies) with respect to any Liquidity Lender and such Liquidity Lender shall not have been replaced pursuant to Section 5.9 hereof.

              SECTION 9.4. Action Upon Limited Amortization Event.

                     (a)    If any Limited Amortization Event set forth in
              Section 9.3.1 shall have occurred and be continuing with respect to any Manufacturer, NFC shall not make any further Loans under the Loan Agreement to fund the purchase or financing of Vehicles of such Manufacturer, no Commercial Paper Notes shall be issued to finance any such purchase or financing and no Liquidity Lender shall be required to make any Revolving Advance or Swing Line Advance with respect to any such purchase or financing.

                     (b)    If any Limited Amortization Event set forth in
              Section 9.3.2 shall have occurred and be continuing, then NFC shall not issue Commercial Paper Notes to the extent that after giving effect to such issuance (and the use of proceeds thereof), the Aggregate Face Amount shall exceed the Program Size (reduced by the aggregate Liquidity

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

              Commitments of the Liquidity Lenders that have been terminated).

                     (c)    If any Limited Amortization Event set forth in
              Section 9.3.3 shall have occurred and be continuing, then NFC shall not issue Commercial Paper Notes to the extent that after giving effect to such issuance (and the use of proceeds thereof), the Aggregate Face Amount shall exceed the Program Size (reduced by the aggregate Liquidity Commitments of the Affected Liquidity Lenders).

                                    ARTICLE X

                               THE LIQUIDITY AGENT

              SECTION 10.1. Actions. Each Liquidity Lender hereby appoints Citibank as its Liquidity Agent under and for purposes of this Liquidity Agreement, the Liquidity Advance Notes and each other Related Document. Each Liquidity Lender hereby authorizes the Liquidity Agent to act on behalf of such Liquidity Lender under this Liquidity Agreement, the Liquidity Advance Notes and each other Related Document and, in the absence of other written instructions from the Majority Banks received from time to time by the Liquidity Agent (with respect to which the Liquidity Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Liquidity Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Liquidity Lender hereby indemnifies (which indemnity shall survive any termination of this Liquidity Agreement) the Liquidity Agent, pro rata according to such Liquidity Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Liquidity Agent in any way relating to or arising out of this Liquidity Agreement, the Liquidity Advance Notes and any other Related Document, including reasonable attorneys' fees (including the allocated costs of in-house counsel), and as to which the Liquidity Agent is not reimbursed by NFC; provided, however, that no Liquidity Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Liquidity Agent's gross negligence or wilful misconduct. The Liquidity Agent shall not be required to take any action hereunder, under the Liquidity Advance Notes or under any other Related Document, or to prosecute or defend any suit in respect of this Liquidity Agreement, the Liquidity Advance Notes or any

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

       other Related Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Liquidity Agent shall be or become, in the Liquidity Agent's determination, inadequate, the Liquidity Agent may call for additional indemnification from the Liquidity Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

              SECTION 10.2. Collateral Agreement. Without limiting the authorizations otherwise set forth in this Article X, each Liquidity Lender hereby authorizes the Liquidity Agent to execute and deliver the Collateral Agreement and each of the other Related Documents as Liquidity Agent and on behalf of such Liquidity Lender, with the same effect as if such Liquidity Lender had executed the Collateral Agreement or such Related Document in its own name. Each Liquidity Lender acknowledges that the Collateral Agreement contains certain provisions, including, without limitation, Section 7.02 thereof, which give rise to indemnification obligations in respect of the Agent on the part of such Liquidity Lender and such Liquidity Lender hereby agrees to be bound by such provisions, as the same may from time to time be modified in accordance with the terms of the Collateral Agreement and this Liquidity Agreement.

              SECTION 10.3. Exculpation. Neither the Liquidity Agent nor any of its directors, officers, employees or agents shall be liable to any Liquidity Lender for any action taken or omitted to be taken by it under this Liquidity Agreement or any other Related Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Liquidity Agreement or any other Related Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Related Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by NFC of its obligations hereunder or under any other Related Document. Any such inquiry which may be made by the Liquidity Agent shall not obligate it to make any further inquiry or to take any action. The Liquidity Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Liquidity Agent believes to be genuine and to have been presented by a proper Person. As to any matters not expressly provided for in this Liquidity Agreement or any other Related Document, the Liquidity Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks.

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

              SECTION 10.4. Successor. The Liquidity Agent may resign as such at any time upon at least 30 days' prior written notice to NFC and all Liquidity Lenders, and the Liquidity Agent may be removed at any time with cause by the Majority Banks. If the Liquidity Agent at any time shall resign or be removed, the Majority Banks may appoint (with, if no Potential Amortization Event or Amortization Event (other than a Scheduled Amortization Event) then exists, the consent of NFC, which consent shall not be unreasonably withheld or delayed) another Liquidity Lender as a successor Liquidity Agent which shall thereupon become the Liquidity Agent hereunder. If no successor Liquidity Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Liquidity Agent's giving notice of resignation or the Majority Banks' removal of the retiring Liquidity Agent, then the retiring Liquidity Agent may, on behalf of the Liquidity Lenders, appoint a successor Liquidity Agent, which shall be one of the Liquidity Lenders or an Eligible Liquidity Lender. The resignation or removal of the Liquidity Agent shall not become effective until a successor Liquidity Agent has been appointed and shall have accepted such appointment. Upon the acceptance of any appointment as Liquidity Agent hereunder by a successor Liquidity Agent, such successor Liquidity Agent shall be entitled to receive from the retiring Liquidity Agent such documents of transfer and assignment as such successor Liquidity Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Liquidity Agent, and the retiring Liquidity Agent shall be discharged from its duties and obligations under this Liquidity Agreement and all other Related Documents. After any retiring Liquidity Agent's resignation or removal hereunder as the Liquidity Agent, the provisions of

                     (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Liquidity Agent under this Liquidity Agreement; and

                     (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

              SECTION 10.5. Liquidity Advances by Citibank. Citibank (and any successor thereto in its capacity as Liquidity Agent, that is also a Liquidity Lender) shall have the same rights and powers with respect to
       (x) the Liquidity Advances made by it or any of its Affiliates, and (y) the Liquidity Advance Notes held by it or any of its Affiliates as any other Liquidity Lender and may exercise the same as if it were not the Liquidity Agent. Citibank (and such successor) and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with NFC or any Affiliate of NFC as if Citibank (and such successor) were not the Liquidity Agent hereunder.

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

              SECTION 10.6. Credit Decisions. Each Liquidity Lender acknowledges that it has, independently of the Liquidity Agent and each other Liquidity Lender, and based on such Liquidity Lender's review of the financial information of NFC and National, this Liquidity Agreement, the other Related Documents (the terms and provisions of which being satisfactory to such Liquidity Lender) and such other documents, information and investigations as such Liquidity Lender has deemed appropriate, made its own credit decision to extend its Liquidity Commitment. Each Liquidity Lender also acknowledges that it will, independently of the Liquidity Agent and each other Liquidity Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Liquidity Agreement or any other Related Document.

              SECTION 10.7. Copies, etc. The Liquidity Agent shall give prompt notice to each Liquidity Lender of each notice or request required or permitted to be given to the Liquidity Agent by NFC pursuant to the terms of this Liquidity Agreement (unless concurrently delivered to the Liquidity Lenders by NFC). The Liquidity Agent will distribute to each Liquidity Lender each document or instrument received for its account and copies of all other communications received by the Liquidity Agent from NFC for distribution to the Liquidity Lenders by the Liquidity Agent in accordance with the terms of this Liquidity Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

              SECTION 11.1. Waivers, Amendments, etc. The provisions of this Liquidity Agreement and each other Related Document to which NFC is a party may from time to time be amended, modified or waived, if (i) prior written notice of such amendment, modification or waiver is given to each of the Rating Agencies, the Placement Agents and the Dealers, (ii) subject to Section 8.2.10 hereof as it relates to amendments of the Related Documents other than the Liquidity Agreement, such amendment, modification or waiver is in writing and consented to in writing by NFC, GM and the Majority Banks and (iii) such amendment, modification or waiver shall not, as evidenced by written confirmation of the Rating Agencies, result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies; provided, however, that such written confirmation will not be required in connection with the extension of a Liquidity Lender's Scheduled Liquidity Commitment Termination Date pursuant to Section 3.5; provided further, however, that any modification of Section 6.3 or this Section

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

       11.1, any requirement hereunder that any particular action be taken by all the Liquidity Lenders or by the Majority Banks or any change in the definition of the term "Required Liquidity Providers", "Borrowing Base Deficiency", "Eligible Manufacturers", "Eligible Repurchase Program", "Event of Bankruptcy" or "Majority Banks" or any defined term used for the purpose of any such definition shall require the consent of each Liquidity Lender and the B Support Credit Enhancers; and further provided that any amendment, waiver or other modification that would

                     (a) increase the Liquidity Commitment or the Percentage of any Liquidity Lender or reduce any fees described in Article IV payable to any Liquidity Lender shall require the consent of such Liquidity Lender;

                     (b) amend the definition of the Scheduled Maturity Date, the Scheduled Liquidity Commitment Termination Date, or the Liquidity Commitment Termination Date shall require the consent of each Liquidity Lender affected thereby;

                     (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Liquidity Advance of any Liquidity Lender (or reduce the principal amount of or rate of interest on any Liquidity Advance of any Liquidity Lender) shall require the consent of each Liquidity Lender affected thereby;

                     (d) modify or waive the conditions precedent to the effectiveness of this Liquidity Agreement set forth in Article VI shall require the consent of each Liquidity Lender;

                     (e) approve the assignment or transfer by NFC of any of its rights or obligations hereunder or under any other Related Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each Liquidity Lender;

                     (f) release any of the Assigned Collateral from the Lien under the Collateral Agreement or the Master Collateral Agency Agreement, or release any obligor under any Related Document to which it in a party except pursuant to the express terms of such Related Document shall require the consent of each Liquidity Lender, provided, however, that the Agent or the Master Collateral Agent may release liens on Vehicles in accordance with the Master Collateral Agency Agreement or the Collateral Agreement;

                     (g) affect adversely the interests, rights or obligations of any Liquidity Lender individually in comparison to other Liquidity Lenders shall require the consent of such Liquidity Lender;

                     (h) affect adversely the interests, rights or obligations of either the Liquidity Agent or the Agent in its capacity as such shall require the consent of the Liquidity Agent or the Agent, as the case may be;

                     (i) amend or otherwise modify any Amortization Event shall require the consent of each Liquidity Lender; and

                     (j) amend or waive any condition precedent to the issuance of the Commercial Paper Notes set forth in Section 2.2 shall require written confirmation from each of S&P and Moody's that such amendment or waiver will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by each of S&P and Moody's.

              Notwithstanding the foregoing provisions of this Section 11.1, NFC and the Liquidity Agent may, at any time and from time to time, without the consent of the Liquidity Lenders, enter into any amendment, supplement or other modification to this Agreement to cure any apparent ambiguity or to correct or supplement any provision in this Agreement that may be inconsistent with any other provision herein; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of the Liquidity Lenders and (ii) a copy of such amendment, supplement or other modification is furnished to each Liquidity Lender and each Rating Agency in accordance with the notice provisions hereof not later than ten days prior to the execution thereof by NFC and the Liquidity Agent.

       No failure or delay on the part of the Liquidity Agent, any Liquidity Lender or the holder of any Liquidity Advance Note in exercising any power or right under this Liquidity Agreement or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on NFC in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Liquidity Agent, any Liquidity Lender or the holder of any Liquidity Advance Note under this Liquidity Agreement or any other Related Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

              SECTION 11.2. Notices. All notices, amendments, waivers, consents and other communications provided to and party hereto

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

       under this Liquidity Agreement or any other Related Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Liquidity Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

              SECTION 11.3. Payment of Costs and Expenses. NFC agrees to pay on demand all reasonable expenses of the Liquidity Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Liquidity Agent and of local counsel, if any, who may be retained by counsel to the Liquidity Agent) in connection with

                     (a) the negotiation, preparation, execution, delivery and administration of this Liquidity Agreement and of each other Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Liquidity Agreement or any other Related Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated,

                     (b) the filing, recording, refiling or rerecording of the Collateral Agreement or the Master Collateral Agency Agreement and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Collateral Agreement or the Master Collateral Agency Agreement,

                     (c) the preparation and review of the form of any document or instrument relevant to this Liquidity Agreement or any other Related Document,

                     (d) the transactions contemplated by this Liquidity Agreement and any of the other Related Documents, and

                     (e) the preparation and negotiation of the legal opinions of counsel to each Liquidity Lender up to $1500 per Liquidity Lender.

       NFC further agrees to pay, and to save the Liquidity Agent and the Liquidity Lenders harmless from all liability for (i) any

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

       breach by NFC of any of its obligations under this Liquidity Agreement,
       (ii) all reasonable costs incurred by the Liquidity Agent or the Liquidity Lenders in enforcing this Liquidity Agreement and (iii) any stamp, documentary or other taxes which may be payable in connection with the execution or delivery of this Liquidity Agreement, any Borrowing hereunder, or the issuance of the Liquidity Advance Notes or any other Related Documents. NFC also agrees to reimburse the Liquidity Agent or such Liquidity Lender upon demand for all reasonable out-of-pocket expenses incurred by the Liquidity Agent or such Liquidity Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

              SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Liquidity Agreement by each Liquidity Lender and the extension of the Liquidity Commitments, NFC hereby indemnifies and holds the Liquidity Agent and each Liquidity Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Commercial Paper Notes), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Liquidity Advance; or

                     (b) the entering into and performance of this Liquidity Agreement and any other Related Document by any of the Indemnified Parties,

       except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct and provided that NFC hereby indemnifies the Indemnified Parties, in connection with prosecuting or defending any such claims, for reasonable attorneys' fees and expenses. If and to the extent that the foregoing undertaking may be unenforceable for any reason, NFC hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4 shall in no event include indemnification for any Taxes (which

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

       indemnification is provided in Section 5.6). NFC shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.

              SECTION 11.5. Survival. The obligations of NFC under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and ll.4, and the obligations of the Liquidity Lenders under Sections 10.1 and 10.2, shall in each case survive any termination of this Liquidity Agreement, the payment in full of all the Obligations and the termination of all Liquidity Commitments.

              SECTION 11.6. Severability. Any provision of this Liquidity Agreement or any other Related Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Liquidity Agreement or such Related Document or affecting the validity or enforceability of such provision in any other jurisdiction.

              SECTION 11.7. Headings. The various headings of this Liquidity Agreement and of each other Related Document are inserted for convenience only and shall not affect the meaning or interpretation of this Liquidity Agreement or such other Related Document or any provisions hereof or thereof.

              SECTION 11.8. Execution in Counterparts. This Liquidity Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by NFC and the Liquidity Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

              SECTION 11.9. Governing Law: Entire Agreement. THIS LIQUIDITY AGREEMENT AND EACH OTHER RELATED DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Liquidity Agreement, the Liquidity Advance Notes and the other Related Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

              SECTION 11.10. Successors and Assigns. This Liquidity Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                     (a) NFC may not assign or transfer its rights or obligations hereunder, other than pursuant to the Collateral Agreement, without (i) the prior written consent of the Liquidity Agent and all Liquidity Lenders and (ii) written

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

              confirmation from each of the Rating Agencies that its then current rating of the Commercial Paper Notes will not be reduced or withdrawn as a result thereof; and

                     (b) the rights of sale, assignment and transfer of the Liquidity Lenders are subject to Section 11.11.

              SECTION 11.11. Sale and Transfer of Liquidity Advances and Notes; Participations in Loans and Notes. Each Liquidity Lender may assign, or sell participations in, its Liquidity Advances and Liquidity Commitment to one or more other Persons in accordance with this Section 11.11.

              SECTION 11.11.1. Assignments. (a) Any Liquidity Lender,

                     (i) with notice to the Rating Agencies and the Dealers and the written consent of NFC (which consent shall not be unreasonably withheld) and the Liquidity Agent may at any time assign and delegate to an Eligible Liquidity Lender, and

                     (ii) with ten days' prior notice to the Rating Agencies, NFC, the Liquidity Agent, the Placement Agents and the Dealers, may assign and delegate to any of its Affiliates with a credit rating assigned to its short-term obligations by each Rating Agency that is not lower than the rating then assigned by such Rating Agency to the Commercial Paper Notes, and with the written consent of NFC (which consent shall not be unreasonably withheld) may at any time assign and delegate to any other Liquidity Lender

       (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Liquidity Lender's total Liquidity Advances and Liquidity Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Liquidity Lender's Liquidity Advances and Liquidity Commitment) in a minimum aggregate amount of $10,000,000; provided, however, that (x) any such Assignee Lender will comply, if applicable, with the provisions contained in the last paragraph of Section 5.6 and (y) the minimum aggregate amount of total Liquidity Commitment and Liquidity Advances, if any, retained by such Liquidity Lender shall be $10,000,000; provided, further, however, that, NFC and the Liquidity Agent shall be entitled to continue to deal solely and directly with such Liquidity Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                     (A) such Assignee Lender shall have executed and delivered to NFC and the Liquidity Agent a Liquidity Lender Assignment Agreement, accepted by the Liquidity Agent;

                     (B) the processing fees described below shall have been paid; and

                     (C) such Assignee Lender shall have delivered an opinion of counsel acceptable to the Rating Agencies regarding the enforceability of such Assignee Lender's Liquidity Commitment.

       From and after the date that the Liquidity Agent accepts such Liquidity Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Liquidity Lender Assignment Agreement, shall have the rights and obligations of a Liquidity Lender hereunder and under the other Related Documents, and (y) the assignor Liquidity Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Liquidity Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Related Documents. Within five Business Days after its receipt of notice that the Liquidity Agent has received an executed Liquidity Lender Assignment Agreement, NFC shall, upon receipt of the Liquidity Advance Notes evidencing such assignor Liquidity Lender's Liguidity Advance and Liquidity Commitment, execute and deliver to the Liquidity Agent (for delivery to the relevant Assignee Lender) new Liquidity Advance Notes evidencing such Assignee Lender's assigned Liquidity Advances and Liquidity Commitment and, if the assignor Liquidity Lender has retained a portion of its Liquidity Advances and Liquidity Commitment hereunder, replacement Liquidity Advance Notes in the principal amount of the Liquidity Advances and Liquidity Commitment so retained by the assignor Liquidity Lender hereunder (such Liquidity Advance Notes to be in exchange for, but not in payment of, those Liquidity Advance Notes then held by such assignor Liquidity Lender). Each such Liquidity Advance Note shall be dated the date of the predecessor Liquidity Advance Notes. The assignor Liquidity Lender shall mark the predecessor Liquidity Advance Notes "exchanged" and deliver them to NFC. Accrued interest on that part of the predecessor Liquidity Advance Notes evidenced by the new Liquidity Advance Notes, and accrued fees, shall be paid as provided in the Liquidity Lender Assignment Agreement. Accrued interest on that part of the predecessor Liquidity Advance Notes evidenced by the replacement Liquidity Advance Notes shall be paid to the assignor Liquidity Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Liquidity Advance Notes and in this Liquidity Agreement. Such assignor Liquidity Lender or such Assignee Lender must also pay a processing fee to the Liquidity Agent upon delivery of any Liquidity Lender Assignment Agreement in the amount of $2,500. Such assignor Liquidity Lender and such Assignee Lender (and not NFC) shall pay any legal expenses incurred by the Liquidity Agent in the review, documentation and closing of such assignment. Any attempted assignment and delegation not made in accordance with this Section
       11.11.1 shall be null and void.

              (b) Notwithstanding any other provision set forth in this Liquidity Agreement, any Liquidity Lender may at any time create a security interest in all or any portion of its rights under this Liquidity Agreement (including, without limitation, the Liquidity Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

              SECTION 11.11.2. Participations. Any Liquidity Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and financial institutions being herein called a "Liquidity Participant") participating interests in any of the Liquidity Advances, Liquidity Commitment, or other interests of such Liquidity Lender hereunder; provided, however, that

                     (a)    no participation contemplated in thin Section
              11.11.2 shall relieve such Liquidity Lender from its Liquidity Commitment or its other obligations hereunder or under any other Related Document to which such Liquidity Lender is a party;

                     (b) each participation shall be in a minimum aggregate amount of $10,000,000 or a smaller amount as may be agreed to by NFC;

                     (c) such Liquidity Lender shall remain solely responsible for the performance of its Liquidity Commitment and such other obligations;

                     (d) NFC and the Liquidity Agent shall continue to deal solely and directly with such Liquidity Lender in connection with such Liquidity Lender's rights and obligations under this Liquidity Agreement and each of the other Related Documents to which such Liquidity Lender is a party;

                     (e) no Liquidity Participant, unless such Liquidity Participant is an Affiliate of such Liquidity Lender, or is itself a Liquidity Lender, shall be entitled to require such Liquidity Lender to take or refrain from taking any action hereunder or under any other Related Document, except that such Liquidity Lender may agree with any Liquidity Participant that such Liquidity Lender will not, without such Liquidity Participant's consent, take any actions of the type described in the first proviso of Section 11.1 or clauses (a) through (g) and clauses (i) and (j) of Section 11.1; and

                     (f) NFC shall not be required to pay any amount under this Liquidity Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

       NFC acknowledges and agrees that, to the extent permitted by applicable law, each Liquidity Participant, subject to clauses (d) and (f) above, for purposes of Sections 5.3, 5.4, 5.5, 5.6, 5.8, 11.3, 11.4, 11.13 and
       11.16 shall be considered a Liquidity Lender. No Liquidity Participant shall have direct rights against NFC.

              SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Liquidity Agent or any other Liquidity Lender from engaging in any transaction, in addition to those contemplated by this Liquidity Agreement or any other Related Document, with NFC or any of its Affiliates in which NFC or such Affiliate is not restricted hereby from engaging with any other Person.

              SECTION 11.13. Bankruptcy Petition Against NFC. The Liquidity Agent and each Liquidity Lender hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Commercial Paper Notes Outstanding, it will not institute against, or join any other Person in instituting against, NFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that any Liquidity Lender takes action in violation of this Section 11.13, NFC agrees, for the benefit of the Holders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Liquidity Lender against NFC or the commencement of such action and raise the defense that such Liquidity Lender has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert; and such Liquidity Lender acting in violation of this Section 11.13 shall be liable for and pay the costs and expenses of NFC incurred in connection therewith. The provisions of this Section 11.13 shall survive the termination of this Liquidity Agreement, and, with respect to the Liquidity Agent, the resignation or removal of the Liquidity Agent and, with respect to any Liquidity Lender, the replacement of such Liquidity Lender.

              SECTION 11.14. Limited Recourse to NFC; No Recourse. (a) The Liquidity Agent and each Liquidity Lender agree that the Obligations of NFC to the Liquidity Agent and such Liquidity Lender hereunder shall be payable in the order and priority set forth in Section 2.01 and 5.02(b), as applicable, of the Collateral Agreement. Such obligations shall be due and payable only to the extent that NFC's assets and the Fronting Letter of Credit Amount are sufficient to pay such obligations. No claims of the Liquidity Agent or any Liquidity Lender arising under or in connection with the Collateral Agreement are intended to be impaired or waived by this Section 11.14 (a).

              (b) Without limitation to the obligations of NFC hereunder, no recourse shall be had for the payment of any amount owing in respect of Liquidity Advances or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Liquidity Agreement, the Liquidity Advance Notes or any other Related Document against any stockholder, employee, officer, director, affiliate or incorporator of NFC based on their status as such or their actions in connection therewith. The provisions of this Section 11.14 shall survive the termination of this Liquidity Agreement, and with respect to the Liquidity Agent the resignation or removal of the Liquidity Agent and with respect to any Liquidity Lender the replacement of such Liquidity Lender.

              SECTION 11.15. Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by NFC herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Liquidity Agreement or any other Related Document shall be considered to have been relied upon by the Liquidity Lenders and shall survive the execution and delivery of this Liquidity Agreement and the making by the Liquidity Lenders of the Liquidity Advances, and the execution and delivery to the Liquidity Lenders of the Liquidity Advance Notes evidencing such Liquidity Advances, regardless of any investigation made by the Liquidity Lenders or on their behalf and shall continue so long as and until such time as all Obligations hereunder and all Indebtedness under the Commercial Paper Notes shall have been paid in full and the Liquidity Lenders no longer have any Liquidity Commitments hereunder.

              SECTION 11.16. Confidentiality. Each Liquidity Lender agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of NFC or National, other than (a) to the Liquidity Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process of which NFC or National, as the case may be, has knowledge; provided that a Liquidity Lender may disclose Confidential Information as required by any law, rule or regulation or judicial process of which NFC or National, as the case may be, does not have knowledge if such Liquidity Lender is prohibited by law from disclosing such requirement to NFC or National, as the case may be, or (c) in the course of litigation with NFC or National, the Liquidity Agent or any other Liquidity Lender.

              "Confidential Information" means information that NFC or National furnishes to a Liquidity Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by any Liquidity Lender or other Person to which a Liquidity Lender delivered such information or that is or becomes available to such Liquidity Lender from a source other than NFC or National, provided that such source is not (1) known to such Liquidity Lender to be bound by a confidentiality agreement with NFC or National, as the case may be, or (2) known to such Liquidity Lender to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

              SECTION 11.17. Jurisdiction; Consent to Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST NFC OR ANY LIQUIDITY LENDER WITH RESPECT TO THIS LIQUIDITY AGREEMENT OR ANY OTHER RELATED DOCUMENT MAY BE BROUGHT IN ANY STATE OR (TO EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS LIQUIDITY AGREEMENT NFC AND EACH LIQUIDITY LENDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGEMENT RENDERED THEREBY IN CONNECTION WITH THIS LIQUIDITY AGREEMENT. NFC DESIGNATES AND APPOINTS, AND EACH LIQUIDITY LENDER DESIGNATES AND APPOINTS, CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY NFC OR SUCH LIQUIDITY LENDER IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY NFC AND EACH LIQUIDITY LENDER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO NFC OR SUCH LIQUIDITY LENDER SO SERVED AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY NFC OR SUCH LIQUIDITY LENDER REFUSES TO ACCEPT SERVICE, NFC AND EACH LIQUIDITY LENDER HEREBY AGREES THAT SERVICE

       UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LIQUIDITY LENDER OR THE AGENT TO BRING PROCEEDINGS AGAINST NFC IN THE COURTS OF ANY OTHER JURISDICTION.

              SECTION 11.18. Waiver Of Jury Trial. THE LIQUIDITY AGENT, THE LIQUIDITY LENDERS AND NFC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JULY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LIQUIDITY AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LIQUIDITY LENDERS OR NFC IN CONNECTION
       HEREWITH OR THEREWITH. NFC ACKNOWLEDGES AND AGREES THAT IT WAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LIQUIDITY AGENT AND THE LIQUIDITY LENDERS ENTERING INTO THIS LIQUIDITY AGREEMENT AND EACH SUCH OTHER RELATED DOCUMENT.

              SECTION 11.19. Waiver of Set-Off. Each Liquidity Lender hereby waives and relinquishes any right that it has or may have to set-off or to exercise any banker's lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any account and any claims of NFC therein or with respect to any right to payment from NFC, it being understood, however, that nothing contained in this Section 11.19 shall, or is intended to, derogate from the assignment and security interest granted to the Agent under the Collateral Agreement or to the Master Collateral Agent under the Master Collateral Agency Agreement or impair any rights of the Liquidity Lenders, the Liquidity Agent, the Agent or the Master Collateral Agent thereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Liquidity Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  NATIONAL FLEET FUNDING CORPORATION

                                  By: /s/ M.J. Becker
                                     ------------------------------------
                                     Name: M.J. Becker
                                     Title:

                                  Address:  7700 France Avenue South
                                            Minneapolis, Minnesota  54435

                                  Attention:

                                  Facsimile No.:

                                  Telephone No.:

                                  CITIBANK, N.A.
                                   as Liquidity Agent

                                  By: /s/ Tara J. Coffey
                                     ------------------------------------
                                     Name:  Tara J. Coffey
                                     Title: Senior Trust Officer

                                  Address:   120 Wall Street, 13th Floor
                                             New York, New York  10043

                                  Attention:   Structured Finance Group

                                  Facsimile No.:  (212) 480-1615

                                  Telephone No.:  (212) 412-6230

LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $75,000,000                  ABN AMRO BANK N.V.

                                  By: /s/  Bernard J. McGuigan     Robert J. Graff
                                     ---------------------------------------------
                                      Name: Bernard J. McGuigan  Robert J. Graff
                                      Title:Group Vice President Vice President

                                  District
                                  Office:   135 South Lasalle Street
                                            Suite 425
                                            Chicago, IL  60674-9135

                                  Attention:  Barney McGuigan

                                  Facsimile No.:   (312) 606-8425

                                  Telephone No.:   (312) 904-2662

                                  LIBOR
                                  Office:   135 South LaSalle Street
                                            Suite 425
                                            Chicago, IL  60674-9135

                                  Attention:  Barney McGuigan

                                  Facsimile No.:   (312) 606-8425

                                  Telephone No.:   (312) 904-2662


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $15,000,000                  BANK OF IRELAND

                                  By: /s/ R.H. Wyer (1541)   K. Rockett (3068)
                                     ---------------------------------------
                                      Name: R.H. Wyer       K. Rockett
                                      Title:

                                  Domestic
                                  Office:   640 5th Avenue
                                            New York, NY  10019

                                  Attention:  Carmel Queenan

                                  Facsimile No.:   (212) 586-7552

                                  Telephone No.:   (212) 397-1758

                                  LIBOR
                                  Office:   La Touche House
                                            International Financial
                                            Services Center
                                            Custom House Docks
                                            Dublin 1
                                            IRELAND

                                  Attention:  Niamh O'Flynn

                                  Facsimile No.:  011-353-18290129

                                  Telephone No.:  011-353-16700600


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $50,000,000                  BANK OF MONTREAL

                                  By: /s/   Lynn A. Durning
                                     ---------------------------------------
                                     Name:   LYNN A. DURNING
                                     Title:      DIRECTOR

                                  Domestic
                                  Office:   115 South LaSalle Street
                                            Chicago, IL  60603

                                  Attention:  Debra Sandt

                                  Facsimile No.:   (312) 750-4344

                                  Telephone No.:   (312) 750-4312

                                  LIBOR
                                  Office:   115 South LaSalle Street
                                            Chicago, IL  60603

                                  Attention:  Debra Sandt

                                  Facsimile No.:   (312) 750-4344

                                  Telephone No.:   (312) 750-4312


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $75,000,000                  THE BANK OF NEW YORK

                                  By: /s/ Richard A. Raffetto
                                     ---------------------------------------
                                      Name: RICHARD A. RAFFETTO
                                      Title:  ASSISTANT VICE PRESIDENT

                                  Domestic
                                  Office:   One Wall Street
                                            New York, NY  10286

                                  Attention:  Yvonne Forbes

                                  Facsimile No.:   (212) 635-1208

                                  Telephone No.:   (212) 635-6691

                                  LIBOR
                                  Office:   One Wall Street
                                            New York, NY  10286

                                  Attention:  Yvonne Forbes

                                  Facsimile No.:   (212) 635-1208

                                  Telephone No.:   (212) 635-6691


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $75,000,000                  THE BANK OF NOVA SCOTIA

                                  By: /s/ F. C. H. Ashby
                                     ---------------------------------------
                                      Name: F. C. H. Ashby
                                      Title: Sr. Manager Loan Operation

                                  Domestic
                                  Office:   600 Peachtree Street, N.E.
                                            Suite 2700
                                            Atlanta, GA  30308

                                  Attention:  F.C.H. Ashby

                                  Facsimile No.:   (404) 888-8998

                                  Telephone No.:   (404) 877-1500

                                  LIBOR
                                  Office:   600 Peachtree Street, N.E.
                                            Suite 2700
                                            Atlanta, GA  30308

                                  Attention:  F.C.H. Ashby

                                  Facsimile No.:   (404) 888-8998

                                  Telephone No.:   (404) 877-1500


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $25,000,000                  THE BANK OF TOKYO, LTD, NEW YORK
                                  AGENCY

                                  By: /s/ Joseph P. Devoe
                                     ---------------------------------------
                                      Name: Joseph P. Devoe
                                      Title: Attorney-in-Fact

                                  Domestic
                                  Office:   1251 Avenue of the Americas
                                            New York, NY  10116

                                  Attention:  Wink Mora

                                  Facsimile No.:   (212) 782-6440
                                  Telephone No.:   (212) 782-4321

                                  LIBOR
                                  Office:   1251 Avenue of the Americas
                                            New York, NY  10116

                                  Attention:  Wink Mora

                                  Facsimile No.:   (212) 782-6440

                                  Telephone No.:   (212) 782-4321


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
                                  BANQUE ET CAISSE D'EPARGNE DE L'ETAT,
     $10,000,000                  LUXEMBOURG


                                  By: /s/John DHUR              Rene REIFF
                                     -------------------------------------------------
                                      Name:  John DHUR          Rene REIFF
                                      Title: Sous-Directeur     Inspecteur de Direction

                                  Domestic
                                  Office:   1 Place de Metz
                                            L-1930 Luxembourg
                                            Grand Duchy of Lexembourg

                                  Attention:  Pina Girardi

                                  Facsimile No.:   011-352-4015-4284

                                  Telephone No.:   011-352-4015-4284

                                  LIBOR
                                  Office:   1 Place de Metz
                                            L-1930 Lexembourg
                                            Grand Duchy of Lexembourg

                                  Attention:  Pina Girardi

                                  Facsimile No.:  011-352-4015-4284

                                  Telephone No.:  011-352-4015-4349


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $15,000,000                  BANQUE NATIONAL DE PARIS - CHICAGO
                                    BRANCH

                                  By:/s/ ARNAUD COLLIN du BOCAGE
                                     ---------------------------------------
                                     Name:  ARNAUD COLLIN du BOCAGE
                                     Title: Executive Vice President
                                            and General Manager

                                  Domestic
                                  Office:   209 South LaSalle Street
                                            Chicago, IL  60604

                                  Attention:  Christine Howatt

                                  Facsimile No.:   (312) 977-1380

                                  Telephone No.:   (312) 977-1383

                                  LIBOR
                                  Office:   209 South LaSalle Street
                                            Chicago, IL  60604

                                  Attention:  Christine Howatt

                                  Facsimile No.:   (312) 977-1380

                                  Telephone No.:   (312) 977-1383


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $25,000,000                  BAYERISCHE HYPOTHEKEN-UND WECHSEL -
                                  BANK AKTIENGESELLSCHAFT, NEW YORK
                                  BRANCH


                                  By: /s/ Constance Madden
                                     ---------------------------------------
                                      Name:  Constance Madden
                                      Title: A.V.P.

                                  By: /s/ R.G. Pankuch
                                     ---------------------------------------
                                      Name: R.G. Pankuch
                                      Title: FVP

                                  Domestic
                                  Office:   Financial Square
                                            32nd Floor
                                            New York, NY  10005

                                  Attention:  Constance Madden

                                  Facsimile No.:   (212) 440-0741

                                  Telephone No.:   (212) 440-0750

                                  LIBOR
                                  Office:   Financial Square
                                            32nd Floor
                                            New York, NY  10005

                                  Attention:  Constance Madden

                                  Facsimile No.:   (212) 440-0741

                                  Telephone No.:   (212) 440-0750


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $75,000,000                  CANADIAN IMPERIAL BANK OF COMMERCE

                                  By: /s/ Kent Davis
                                     ---------------------------------------
                                          Kent Davis
                                          Authorized Signatory

                                  Domestic
                                  Office:   Two Paces West
                                            2727 Paces Ferry Road
                                            Suite 1200
                                            Atlanta, GA  30339

                                  Attention:  Junior Williams

                                  Facsimile No.:   (404) 319-4950

                                  Telephone No.:   (404) 319-4820

                                  LIBOR
                                  Office:   Two Paces West
                                            2727 Paces Ferry Road
                                            Suite 1200
                                            Atlanta, GA  30339

                                  Attention:  Junior Williams

                                  Facsimile No.:   (404) 319-4950

                                  Telephone No.:   (404) 319-4820


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $50,000,000                  CAISSE NATIONALE DE CREDIT AGRICOLE

                                  By:/s/ Katherine L. Abbott
                                     ---------------------------------------
                                     Name:  KATHERINE L. ABBOTT
                                     Title: FIRST VICE PRESIDENT

                                  Domestic
                                  Address:  55 East Monroe
                                            Chicago, IL  60603

                                  Attention:  Kimberly Wilp

                                  Facsimile No.:   (312) 372-4421

                                  Telephone No.:   (312) 917-7450

                                  LIBOR
                                  Office:   55 East Monroe
                                            Chicago, IL  60603

                                  Attention:  Kimberly Wilp

                                  Facsimile No.:   (312) 372-4421

                                  Telephone No.:   (312) 917-7450


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $132,500,000                 CITIBANK, N.A.

                                  By:/s/ Kyle L. Miller
                                     ---------------------------------------
                                     Name:  Kyle L. Miller
                                     Title: Vice President

                                  Domestic
                                  Office:   399 Park Avenue
                                            6th Floor, Zone 3
                                            New York, NY  10043

                                  Attention:  Kyle L. Miller

                                  Facsimile No.:  (212) 793-3728

                                  Telephone No.:  (212) 559-7492

                                  LIBOR
                                  Office:   399 Park Avenue
                                            6th Floor, Zone 3
                                            New York, NY  10043

                                  Attention:  Kyle L. Miller

                                  Facsimile No.:  (212) 793-3728

                                  Telephone No.:  (212) 559-7492


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $75,000,000                  COMMERZBANK AG, CHICAGO BRANCH

                                  By:/s/ WB Peterson
                                     ---------------------------------------
                                     Name:  WILLIAM BRENT PETERSON
                                     Title: Assistant Vice President

                                  By:/s/ Dr. Tollner
                                     ---------------------------------------
                                     Name:  DR. HELMUT R. TOLLNER
                                     Title: Executive Vice President

                                  Domestic
                                  Office:   2 World Financial Center
                                            New York, NY  10281

                                  Attention:  Christine Scaffidi

                                  Facsimile No.:   (212) 266-7235

                                  Telephone No.:   (212) 266-7235

                                  LIBOR
                                  Office:   2 World Financial Center
                                            New York, NY  10281

                                  Attention:  Christine Scaffidi

                                  Facsimile No.:   (212) 266-7235

                                  Telephone No.:   (212) 266-7235


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $132,500,000                 CREDIT SUISSE

                                  By:/s/ Carl Jackson
                                     ---------------------------------------
                                     Name:   CARL JACKSON
                                     Title: MEMBER OF SENIOR
                                             MANAGEMENT

                                  By:/s/ Roger Saylor
                                     ---------------------------------------
                                     Name:   Roger Saylor
                                     Title:  Associate

                                  Domestic
                                  Office:   12 East 49th Street
                                            42nd Floor
                                            New York, NY  10017

                                  Attention:  Carl Jackson
                                              Roger Saylor

                                  Facsimile No.:   (212) 238-5332

                                  Telephone No.:   (212) 238-5370

                                  LIBOR
                                  Office:   12 East 49th Street
                                            42nd Floor
                                            New York, NY  10017

                                  Attention:  Carl Jackson
                                              Roger Saylor

                                  Facsimile No.:   (212) 238-5332

                                  Telephone No.:   (212) 238-5370


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $25,000,000                  DEN DANSKE BANK AKTIESELSKAB, NEW YORK
                                    BRANCH

                                  By:/s/                  /s/Stephen B. Shea
                                     ---------------------------------------
                                     Name:                   Stephen B. Shea
                                     Title:Vice President    Vice President

                                  Domestic
                                  Office:   280 Park Avenue
                                            New York, NY  10017

                                  Attention:  Miguel Montalvo

                                  Facsimile No.:   (212) 370-9239

                                  Telephone No.:   (212) 984-8430

                                  LIBOR
                                  Office:   280 Park Avenue
                                            New York, NY  10017

                                  Attention:  Miguel Montalvo

                                  Facsimile No.:   (212) 370-9239

                                  Telephone No.:   (212) 984-8430


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $50,000,000                  DRESDNER BANK AG CHICAGO BRANCH AND
                                  GRAND CAYMAN BRANCH

                                  By:/s/ H. Garabedian
                                     ---------------------------------------
                                     Name:  Haig C. Garabedian
                                     Title: Vice President

                                  By:/s/ Ronald Holder
                                     ---------------------------------------
                                     Name:  E. Ronald Holder
                                     Title: Senior Vice President

                                  Domestic
                                  Office:  75 Wall Street
                                            New York, NY  10005

                                  Attention:  Feixiao Dai

                                  Facsimile No.:   (212) 574-0130

                                  Telephone No.:   (212) 574-0130

                                  LIBOR
                                  Office:   75 Wall Street
                                            New York, NY  10005

                                  Attention:  Feixiao Dai

                                  Facsimile No.:   (212) 574-0130

                                  Telephone No.:   (212) 574-0269


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $25,000,000                  FIRST BANK NATIONAL ASSOCIATION

                                  By:/s/ Terese A. Radford
                                     ---------------------------------------
                                     Name:  Terese A. Radford
                                     Title: Commercial Banking Officer

                                  Domestic
                                  Office:   601 Second Avenue South
                                            Minneapolis, MN  55402-4302

                                  Attention:  Yvonne Brenne

                                  Facsimile No.:   (612) 973-0825

                                  Telephone No.:   (612) 973-0537

                                  LIBOR
                                  Office:   601 Second Avenue South
                                            Minneapolis, MN  55402-4302

                                  Attention:  Yvonne Brenne

                                  Facsimile No.:   (612) 973-0825

                                  Telephone No.:   (612) 973-0537


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
                                  THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                  CHICAGO BRANCH

                                  By:/s/ H. Yamada
                                     ---------------------------------------
                                     Name:  Hiroki Yamada
                                     Title: General Manager

                                  Domestic
                                  Address:  227 West Monroe
                                            Suite 2600
                                            Chicago, IL  60606

                                  Attention:  Mary Osako

                                  Facsimile No.:   (312) 855-8200

                                  Telephone No.:   (312) 855-8261

                                  LIBOR
                                  Office:   227 West Monroe
                                            Suite 2600
                                            Chicago, IL  60606

                                  Attention:  Stephanie Matsura

                                  Facsimile No.:   (312) 855-8200

                                  Telephone No.:   (312) 855-8446


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
                                  INTERNATIONALE NEDERLANDEN (U.S.)
     $150,000,000                 CAPITAL MARKET, INC.

                                  By:/s/ Michael Plunkett
                                     ---------------------------------------
                                     Name: Michael Plunkett
                                     Title:

                                  Domestic
                                  Office:   135 East 57th Street
                                            New York, NY  10022

                                  Attention:  Laurel Choate

                                  Facsimile No.:   (212) 593-3362

                                  Telephone No.:   (212) 446-0967

                                  LIBOR
                                  Office:   135 East 57th Street
                                            New York, NY  10022

                                  Attention:  Laurel Choate

                                  Facsimile No.:   (212) 593-3362

                                  Telephone No.:   (212) 446-0967


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $50,000,000                  J.P. MORGAN DELAWARE

                                  By:/s/ Robert J. Henchey
                                     ---------------------------------------
                                     Name:  Robert J. Henchey
                                     Title: Vice President

                                  Domestic
                                  Office:  500 Stanton-Christiana Road
                                           Newark, DE  19713-2107

                                  Attention:  Loan Department

                                  Facsimile No.:   302-634-1091

                                  Telephone No.:   302-634-1923

                                  LIBOR
                                  Office:   5500 Stanton-Christiana Road
                                            Newark, Delaware  19713-2107

                                  Attention:  Loan Department

                                  Facsimile No.:   302-634-1091

                                  Telephone No.:   302-634-1923


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
                                  MITSUBISHI BANK, LIMITED, CHICAGO
     $50,000,000                  BRANCH

                                  By:/s/ Noboru Kobayashi
                                     ---------------------------------------
                                     Name:    NOBORU KOBAYASHI
                                     Title: JOINT GENERAL MANAGER

                                  Domestic
                                  Office:  115 S. LaSalle Street
                                            Suite 2100
                                            Chicago, IL  60603

                                  Attention:  Marcela Melendez

                                  Facsimile No.:  (312) 263-2555

                                  Telephone No.:  (312) 269-0747

                                  LIBOR
                                  Office:   115 S. LaSalle Street
                                            Suite 2100
                                            Chicago, IL  60603

                                  Attention:  Marcela Melendez

                                  Facsimile No.:  (312) 263-2555

                                  Telephone No.:  (312) 269-0747


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $25,000,000                  PNC BANK, NATIONAL ASSOCIATION

                                  By:/s/ James N. DeVries
                                     ---------------------------------------
                                     Name:   James N. DeVries
                                     Title:  Vice President

                                  Domestic
                                  Office:   500 West Madison Avenue
                                            Suite 3140
                                            Chicago, IL  60661

                                  Attention:  Tammy Dunn

                                  Facsimile No.:  (312) 906-3420

                                  Telephone No.:  (312) 906-3403

                                  LIBOR
                                  Office:   55 West Madison Avenue
                                            Suite 3140
                                            Chicago, IL  60661

                                  Attention:  Tammy Dunn

                                  Facsimile No.:  (312) 906-3420

                                  Telephone No.:  (312) 906-3403


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $50,000,000                  THE SANWA BANK, LIMITED, CHICAGO
                                  BRANCH

                                  By:/s/ Takashi Nobuto
                                     ---------------------------------------
                                     Name:  Takashi Nobuto
                                     Title: Deputy General Manager

                                  Domestic
                                  Office:   10 South Wacker Drive
                                            Suite 3115
                                            Chicago, Il  60606

                                  Attention:  Jeff Orr

                                  Facsimile No.:  (312) 346-6677

                                  Telephone No.:  (312) 368-3088

                                  LIBOR
                                  Office:   10 South Wacker Drive
                                            Suite 3115
                                            Chicago, IL  60606

                                  Attention:  Jeff Orr

                                  Facsimile No.:  (312) 346-6677

                                  Telephone No.:  (312) 9368-3088


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     25,000,000                   THE SUMITOMO BANK, LIMITED

                                  By:/s/ H. Iwami
                                     ---------------------------------------
                                     Name:     HIROYUKI IWAMI
                                     Title: JOINT GENERAL MANAGER

                                  Domestic
                                  Office:   233 South Wacker Drive
                                            Suite 4800
                                            Chicago, IL  606063

                                  Attention:  Hitoshi Minami

                                  Facsimile No.:  (312) 876-6436

                                  Telephone No.:  (312) 876-7799

                                  LIBOR
                                  Office:   233 South Wacker Drive
                                            Suite 4800
                                            Chicago, IL  60606

                                  Attention:  John Byrd

                                  Facsimile No.:  (312) 876-1490

                                  Telephone No.:  (312) 876-2460


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $10,000,000                  SVENSKA HANDELSBANKEN

                                  By:/s/ Ralph C. Daloisio       Geoffrey Walker
                                     ------------------------------------------------
                                     Name:  Ralph C. Daloisio    Senior Vice President
                                     Title: AVP

                                  Domestic
                                  Office:  153 East 53rd Street
                                           37th Floor
                                           New York, NY  10022

                                  Attention:  Ralph Trombetta

                                  Facsimile No.:  (212) 326-5147

                                  Telephone No.:  (212) 326-5196

                                  LIBOR
                                  Office:   153 East 53rd Street
                                            37th Floor
                                            New York, NY  10022

                                  Attention:  Ralph Trombetta

                                  Facsimile No.:  (212) 326-5147

                                  Telephone No.:  (212) 326-5196


LIQUIDITY COMMITMENT              LIQUIDITY LENDER
--------------------              ----------------
     $15,000,000                  UNITED STATES NATIONAL BANK OF OREGON

                                  By: /s/ Aaron J. Gordon
                                     ---------------------------------------
                                     Name:  Aaron J. Gordon
                                     Title: Assistant Relationship Manager

                                  Domestic
                                  Office:   555 S.W. Oak Street
                                            Suite 400
                                            Portland, OR  97204

                                  Attention:  Virginia Cochran

                                  Facsimile No.:  (503) 275-5428

                                  Telephone No.:  (503) 275-4667

                                  LIBOR
                                  Office:   55 S.W. Oak Street
                                            Suite 400
                                            Portland, OR  97204

                                  Attention:  Virginia Cochran

                                  Facsimile No.:  (503) 275-5428

                                  Telephone No.:  (503) 274-4667